UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Health Care REIT, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTH CARE REIT, INC.

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS

and

PROXY STATEMENT

Meeting Date

May 3, 2007

YOUR VOTE IS IMPORTANT!

You are urged to sign, date, and return your proxy in the enclosed envelope.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL
VOTING SECURITIES OUTSTANDING
PROPOSAL 1 — ELECTION OF DIRECTORS
CLASS III
CLASS I
CLASS II
BOARD AND COMMITTEES
COMMUNICATIONS WITH THE BOARD
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 — AMENDMENT TO THE SECOND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 3 — AMENDMENT TO THE SECOND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK
PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PRE-APPROVAL POLICIES AND PROCEDURES
REPORT OF THE AUDIT COMMITTEE
VOTING PROCEDURES
OTHER MATTERS
STOCKHOLDERS SHARING THE SAME ADDRESS
STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2008 ANNUAL MEETING

HEALTH CARE REIT, INC.
One SeaGate
Suite 1500
P.O. Box 1475
Toledo, Ohio 43603-1475

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 3, 2007

To The Stockholders of Health Care REIT, Inc.:

The Annual Meeting of Stockholders of Health Care REIT, Inc. will be held on May 3, 2007 at 10:00 a.m. in the Auditorium of One SeaGate, Toledo, Ohio, for the purpose of considering and acting upon:

1. The election of four Directors for a term of three years;

2.	The approval of amendment to the Company’s Second Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 125,000,000 to 225,000,000;

3.	The approval of amendment to the Company’s Second Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock from 25,000,000 to 50,000,000;

4.	The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year 2007; and

5.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 14, 2007 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.

BY ORDER OF THE BOARD OF DIRECTORS

Erin C. Ibele
Senior Vice President-Administration and
Corporate Secretary

Toledo, Ohio
March 26, 2007

PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. In lieu of mailing your proxy card, you may choose to submit a proxy via the Internet or by telephone by following the procedures provided on your proxy card. The proxy may be revoked by you at any time, and giving your proxy will not affect your right to vote in person if you attend the Annual Meeting.

HEALTH CARE REIT, INC.
One SeaGate
Suite 1500
P.O. Box 1475
Toledo, Ohio 43603-1475

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

May 3, 2007

GENERAL

This Proxy Statement is furnished to the stockholders of Health Care REIT, Inc. (the “Company”) by its Board of Directors in connection with the solicitation of proxies in the enclosed form to be used in voting at the Annual Meeting of Stockholders (the “Annual Meeting”), which is scheduled to be held on Thursday, May 3, 2007 at 10:00 a.m. as set forth in the foregoing notice. At the Annual Meeting, the stockholders will be asked to elect four Directors, approve an amendment to the Company’s Second Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 125,000,000 to 225,000,000, approve an amendment to the Company’s Second Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock from 25,000,000 to 50,000,000, ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A share cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned properly executed and dated or the appropriate procedures for submitting a proxy via the Internet or by telephone are followed, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the action proposed. Any stockholder giving a proxy has the right to revoke it any time before it is voted by filing a written revocation with the Senior Vice President-Administration and Corporate Secretary of the Company, by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The revocation of a proxy will not be effective until notice thereof has been received by the Senior Vice President-Administration and Corporate Secretary of the Company.

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company may solicit proxies in writing or by telephone, electronically, by personal interview, or by other means of communication. The Company will reimburse Directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish this proxy material to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. The Company has hired Mellon Investor Services LLC to solicit proxies for a fee not to exceed $8,500, plus expenses and other customary charges.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of voting securities outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting.

The executive offices of the Company are located at One SeaGate, Suite 1500, Toledo, Ohio 43604, and its mailing address is One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. The telephone number is (419) 247-2800. The approximate date on which this material was first sent to stockholders was March 30, 2007. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2006, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE ON OUR WEB SITE AT www.hcreit.com OR MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SENIOR VICE PRESIDENT-ADMINISTRATION AND CORPORATE SECRETARY, HEALTH CARE REIT, INC., AT THE ABOVE MAILING ADDRESS.

VOTING SECURITIES OUTSTANDING

As of March 14, 2007, the Company had outstanding 73,836,977 shares of common stock, $1.00 par value per share, 4,000,000 shares of 7 7/8% Series D Cumulative Redeemable Preferred Stock, $1.00 par value per share (“Series D Preferred Stock”), 74,989 shares of 6% Series E Cumulative Convertible and Redeemable Preferred Stock, $1.00 par value per share (“Series E Preferred Stock”), 7,000,000 shares of 7 5/8% Series F Cumulative Redeemable Preferred Stock, $1.00 par value per share (“Series F Preferred Stock”), and 2,100,000 shares of 7.5% Series G Cumulative Convertible Preferred Stock, $1.00 par value per share (“Series G Preferred Stock”). Stockholders of record at the close of business on March 14, 2007 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof as follows:

Each share of common stock is entitled to one vote on all matters to come before the Annual Meeting.

With respect to the election of Directors (Proposal 1), the proposed increase in the number of authorized shares of common stock (Proposal 2) and the proposed ratification of the appointment of the Company’s independent auditors (Proposal 4), the preferred stock has no voting power.

With respect to the proposed increase in the number of authorized shares of preferred stock (Proposal 3), this proposal must be approved by the holders of the shares of preferred stock, voting together as a class, as well as by the holders of the shares of common stock. Each share of preferred stock is entitled to one vote on this proposal.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s By-Laws provide that the Board of Directors shall have nine members unless changed by the Board. The By-Laws also provide that the number of Directors will be automatically reduced upon the resignation, death or removal of a member and automatically increased when a replacement is appointed. In December 2006, the Board was increased from eight members to nine members upon the appointment of Fred S. Klipsch as a Class III Director. In January 2007, the Board decided to increase the number of Directors from nine to ten. The Board is divided into three classes: Class I, Class II and Class III. The Directors are elected to serve for a three-year term and until the election and qualification of their respective successors.

Proxies received will be voted to elect the four Class III Directors named below to serve for a three-year term and until their respective successors are elected and qualified or until their earlier resignation or removal. If any nominee declines or is unable to accept such nomination to serve as a Director, events which the Board does not now expect, the proxies reserve the right to substitute another person as a Board nominee, or to reduce the number of Board nominees, as they shall deem advisable. The proxy solicited hereby will not be voted to elect more than four Directors.

CLASS III
Directors to be Elected

Raymond W. Braun, age 49.  Mr. Braun is President of the Company, a position he has held since May 2002, and served as Chief Financial Officer of the Company from July 2000 to March 2006. Since January 1993, Mr. Braun has served in various capacities, including Chief Operating Officer, Executive Vice President, Assistant Vice President and Assistant General Counsel of the Company. Mr. Braun currently is not a Director of the Company. Upon election, he would serve as a member of the Board’s Investment and Planning Committees.

Thomas J. DeRosa, age 49.  Mr. DeRosa is the former Vice-Chairman and Chief Financial Officer of The Rouse Company (real estate development and operations), a position he held from September 2002 until November 2004 when The Rouse Company merged with General Growth Properties, Inc. From 1992 to September 2002, Mr. DeRosa held various positions at Deutsche Bank and Alex. Brown & Sons (Deutsche Bank AG), including Global Co-Head of the Health Care Investment Banking Group of Deutsche Bank and Managing Director in the Real Estate Investment Banking Group of Alex. Brown & Sons. Mr. DeRosa has served as a Director of the Company since 2004 and is a member of the Board’s Audit, Investment, Nominating/Corporate Governance and Planning Committees.

Jeffrey H. Donahue, age 60.  Mr. Donahue is President and Chief Executive Officer of The Enterprise Social Investment Corporation (provider of affordable housing), a position he has held since January 2003. Mr. Donahue was Executive Vice President and Chief Financial Officer of The Rouse Company (real estate development and operations) from December 1998 to September 2002. Mr. Donahue has served as a Director of the Company since 1997 and is a member of the Board’s Compensation, Investment and Planning Committees.

Fred S. Klipsch, age 65.  Mr. Klipsch is Vice Chairman of the Company, a position he has held since December 2006, and Chairman of the Board and Chief Executive Officer of Klipsch Group, Inc., a position he has held since 1989. Since 1990, Mr. Klipsch also has served as Chairman of the Board of Klipsch Audio Technologies and Chairman of the Board and Chief Executive Officer of Klipsch Lanham Investments. Mr. Klipsch served as Chairman of the Board and Chief Executive Officer of Windrose Medical Properties Trust from its formation in 2002 until December 2006, when Windrose Medical Properties Trust merged with the Company. Mr. Klipsch has served as a Director of the Company since December 2006 and is a member of the Board’s Investment and Planning Committees.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES. The four nominees who receive the highest number of votes at the Annual Meeting shall be elected as Directors.

CLASS I
Directors Whose Terms Continue (1)

William C. Ballard, Jr., age 66.  Mr. Ballard is Of Counsel to Greenebaum Doll & McDonald PLLC (law firm), a position he has held since 1992. From 1970 to 1992, Mr. Ballard was Executive Vice President, Chief Financial Officer and Director of Humana Inc. (provider of integrated health care services). Mr. Ballard also serves as a Director of UnitedHealth Group Incorporated (diversified health and well-being company). Mr. Ballard has served as a Director of the Company since 1996 and is a member of the Board’s Compensation, Executive, Investment, Nominating/Corporate Governance and Planning Committees. Effective May 4, 2007, Mr. Ballard will be a member of the Board’s Compensation, Executive, Investment and Planning Committees.

Peter J. Grua, age 53.  Mr. Grua is a Managing Partner of HLM Venture Partners (provider of venture capital), where he has held various positions since 1992. Mr. Grua also serves as a Director of Familymeds, Inc. (specialty pharmacy and retail drug provider) and The Advisory Board Company (provider of best practices research and analysis to the health care industry). Mr. Grua has served as a Director of the Company since 1999 and is a member of the Board’s Executive, Investment, Nominating/Corporate Governance and Planning Committees.

R. Scott Trumbull, age 58.  Mr. Trumbull is Chairman and Chief Executive Officer of Franklin Electric Co., Inc. (manufacturer of electric motors), a position he has held since January 2003. From October 2001 through December 2002, Mr. Trumbull was Executive Vice President and Chief Financial Officer of Owens-Illinois, Inc. (manufacturer of glass and plastic packaging products). From 1993 to October 2001, Mr. Trumbull served as Executive Vice President, International Operations & Corporate Development of Owens-Illinois, Inc. Mr. Trumbull has served as a Director of the Company since 1999 and is a member of the Board’s Audit, Investment and Planning Committees.

CLASS II
Directors Whose Terms Continue (2)

Pier C. Borra, age 67.  Mr. Borra is Chairman of CORA Health Services, Inc. (outpatient rehabilitation services), a position he has held since January 1998. Mr. Borra has served as a Director of the Company since 1991 and is a member of the Board’s Compensation, Investment and Planning Committees. Effective May 4, 2007, Mr. Borra will be a member of the Board’s Audit, Nominating/Corporate Governance, Investment and Planning Committees.

George L. Chapman, age 59.  Mr. Chapman is Chairman and Chief Executive Officer of the Company, positions he has held since October 1996, and served as President of the Company from September 1995 to May

2002. From January 1992 to September 1995, Mr. Chapman served as Executive Vice President and General Counsel of the Company. Mr. Chapman has served as a Director of the Company since 1994 and is a member of the Board’s Executive, Investment and Planning Committees.

Sharon M. Oster, age 58.  Ms. Oster is Professor of Management and Entrepreneurship, Yale University School of Management. Ms. Oster has served as a Director of the Company since 1994 and is a member of the Board’s Audit, Investment and Planning Committees. Effective May 4, 2007, Ms. Oster will be a member of the Board’s Compensation, Investment and Planning Committees.

(1)	The terms of Messrs. Ballard, Grua and Trumbull expire in 2008.

(2)	The terms of Messrs. Borra and Chapman and Ms. Oster expire in 2009.

BOARD AND COMMITTEES

Independence and Meetings

The Board has adopted Corporate Governance Guidelines that meet the listing standards adopted by the New York Stock Exchange and a Code of Business Conduct and Ethics that meets the New York Stock Exchange’s listing standards and complies with the rules of the Securities and Exchange Commission. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our Web site at www.hcreit.com and from the Company upon written request sent to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475.

Pursuant to the Corporate Governance Guidelines, the Board undertook a review of Director independence in January 2007. During this review, the Board considered transactions and relationships between each Director (or nominee), or any member of his or her immediate family, and the Company and its subsidiaries and affiliates. The purpose of this review was to determine whether any relationships or transactions were inconsistent with a determination that a Director or nominee is independent.

The Board determined that other than Mr. Braun (who is a nominee) and Messrs. Chapman and Klipsch, all of the Directors (Ms. Oster and Messrs. Ballard, Borra, DeRosa, Donahue, Grua and Trumbull) meet the specific minimum independence requirements of the New York Stock Exchange. The Board also determined that, other than Messrs. Braun, Chapman and Klipsch, all of the Directors (Ms. Oster and Messrs. Ballard, Borra, DeRosa, Donahue, Grua and Trumbull) have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are therefore independent under the general independence standards of the New York Stock Exchange and the Corporate Governance Guidelines.

In evaluating the independence of Mr. DeRosa, the Board considered Mr. DeRosa’s former employment relationship with Deutsche Bank and its affiliates from 1992 to 2002 and that Mr. DeRosa received a deferred payment in 2005 from Deutsche Bank relating to services provided in the past. Although Deutsche Bank provided investment banking services to the Company during this period, and continues to provide such services, the Board determined that this prior relationship is not material to Mr. DeRosa, the Company, or Deutsche Bank because Mr. DeRosa has not been affiliated with Deutsche Bank since 2002. The Board has determined that this former relationship will not affect the ability of Mr. DeRosa to exercise independent judgment.

In January 2007, the Board decided to rotate the Chairs of the Audit, Compensation and Nominating/Corporate Governance Committees and modify the composition of these committees. The appointments will be effective on May 4, 2007 (assuming that Messrs. DeRosa and Donahue are re-elected as Directors at the Annual Meeting). More information regarding the current and future composition of these committees is provided below.

The Board determined that all of the members of the Audit Committee as currently constituted (Ms. Oster and Messrs. DeRosa and Trumbull) and as will be constituted effective May 4, 2007 (Messrs. Borra, DeRosa and Trumbull) are independent under the general independence standards of the New York Stock Exchange and the Corporate Governance Guidelines and under the separate independence standards for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Additionally, the Board determined that all of the members of the Compensation Committee as currently constituted (Messrs. Ballard, Borra and Donahue) and as will be constituted effective May 4, 2007 (Ms. Oster and Messrs. Ballard and Donahue) are independent, non-employee and outside directors, as the case may be, under the rules of the New York Stock Exchange, Securities and Exchange Commission and Internal Revenue Service. Finally, the Board determined that all of the members of the Nominating/Corporate Governance Committee as currently constituted (Messrs. Ballard, DeRosa and Grua) and as will be constituted effective May 4, 2007 (Messrs. Borra, DeRosa and Grua) are independent under the rules of the New York Stock Exchange.

The Board also determined that two of the four nominees for election at the Annual Meeting (Messrs. DeRosa and Donahue) are independent from the Company and its Management under the standards set forth in the Corporate Governance Guidelines.

The Board met eight times during the year ended December 31, 2006. It is our policy to schedule a meeting of the Board on the date of the annual meeting of stockholders and all of our Directors are encouraged to attend that meeting. All of our Directors attended last year’s annual meeting of stockholders.

The Board has standing Audit, Executive, Compensation, Investment, Nominating/Corporate Governance and Planning Committees. In 2006, all incumbent Directors attended at least 75% of the aggregate of the meetings of the Board and the committees on which they served.

Executive sessions of non-Management Directors are held after regularly scheduled meetings of the Board and an executive session of independent Directors is held at least once each year. The presiding Director of these executive sessions is the Chair of the Nominating/Corporate Governance Committee, currently Mr. Ballard and effective May 4, 2007, Mr. Grua.

Audit Committee

The Audit Committee has the authority and responsibility to engage and discharge the independent registered public accounting firm, pre-approve all audit and non-audit services to be provided by such firm, review the plan and results of the auditing engagement, review Management’s evaluation of the adequacy of the Company’s system of internal control over financial reporting, direct and supervise investigations into matters within the scope of its duties, and perform the duties set forth in its written charter and such other duties as are required by applicable laws or securities exchange rules. Currently, the members of the Audit Committee are Ms. Oster and Messrs. DeRosa and Trumbull, with Ms. Oster serving as Chair. Effective May 4, 2007, the members of the Audit Committee will be Messrs. Borra, DeRosa and Trumbull, with Mr. DeRosa serving as Chair. The Audit Committee met five times during the year ended December 31, 2006.

The Audit Committee, as currently constituted and as will be constituted effective May 4, 2007, is and will be comprised solely of Directors who are not officers or employees of the Company and who the Board has determined have the requisite financial literacy to serve on the Audit Committee. Additionally, the Board determined that no member of the Committee, as currently constituted and as will be constituted effective May 4, 2007, has or will have any material relationship with the Company that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the Securities and Exchange Commission and the New York Stock Exchange. See “Independence and Meetings” above for a discussion of independence determinations.

The Board, after reviewing all of the relevant facts, circumstances and attributes, has determined that Messrs. DeRosa and Trumbull are “audit committee financial experts” on the Audit Committee.

The Audit Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Company’s Web site at www.hcreit.com and from the Company upon written request sent to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475.

Compensation Committee

The Compensation Committee is responsible for determining the nature and amount of compensation for Executive Officers. Currently, the members of the Compensation Committee are Messrs. Ballard, Borra and Donahue, with Mr. Borra serving as Chair. Effective May 4, 2007, the members of the Compensation Committee will be Ms. Oster and Messrs. Ballard and Donahue, with Mr. Donahue serving as Chair. The Compensation Committee met 13 times during the year ended December 31, 2006. The Compensation Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Company’s Web site at www.hcreit.com and from the Company upon written request sent to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. See “Remuneration — Report of the Compensation Committee” for additional information regarding the Compensation Committee.

Executive Committee

The function of the Executive Committee is to exercise all the powers of the Board (except any powers specifically reserved to the Board) between meetings of the Board. The Executive Committee is also responsible for reviewing and approving the Company’s investments between meetings of the Investment Committee. The members of the Executive Committee are Messrs. Ballard, Chapman and Grua. The Executive Committee met once during the year ended December 31, 2006.

Investment Committee

The function of the Investment Committee is to review and approve the Company’s investments in health care and senior housing properties. During the year ended December 31, 2006, the Investment Committee met four times. Each member of the Board is a member of the Investment Committee. The Executive Committee is responsible for reviewing and approving the Company’s investments between meetings of the Investment Committee.

Nominating/Corporate Governance Committee

Responsibilities and Members.  The Nominating/Corporate Governance Committee is responsible for reviewing and interviewing qualified candidates to serve on the Board, to make nominations to fill vacancies on the Board and to select the nominees for the Directors to be elected by our stockholders at each annual meeting. In addition, the Committee is responsible for evaluating, implementing and overseeing the standards and guidelines for the governance of the Company, including monitoring compliance with those standards and guidelines, as well as evaluating the performance of the Board. Currently, the members of the Nominating/Corporate Governance Committee are Messrs. Ballard, DeRosa and Grua, with Mr. Ballard serving as Chair. Effective May 4, 2007, the members of the Nominating/Corporate Governance Committee will be Messrs. Borra, DeRosa and Grua, with Mr. Grua serving as Chair. The Nominating/Corporate Governance Committee met once during the year ended December 31, 2006.

The Committee, as currently constituted and as will be constituted effective May 4, 2007, is and will be comprised solely of Directors who are not officers or employees of the Company. The Board has determined that no member of the Committee, as currently constituted and as will be constituted effective May 4, 2007, has or will have any material relationship with the Company that might interfere with the member’s exercise of his independent judgment and that each member meets the standards of independence established by the New York Stock Exchange.

The Nominating/Corporate Governance Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Company’s Web site at www.hcreit.com and from the Company upon written request sent to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475.

Consideration of Director Nominees.  The Board believes that a nominee for Director should be or have been a senior manager, chief operating officer, chief financial officer or chief executive officer of a complex organization such as a corporation, university, foundation or governmental entity or unit or, if in a professional capacity, be accustomed to dealing with complex problems, or otherwise have obtained and excelled in a position of leadership. In addition, Directors and nominees for Director should have the education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom and vision to exercise sound business judgment and should have high personal and professional ethics, strength of character, integrity and values. Also, Directors and nominees for Director should be available and willing to attend regularly scheduled meetings of the Board and its committees and otherwise able to contribute a reasonable amount of time to our affairs, with participation on other boards of directors encouraged to provide breadth of experience to the Board. The age at the time of election of any nominee for Director should be such to assure a minimum of three years of service as a Director.

In identifying and evaluating nominees for Director, the Committee first looks at the overall size and structure of the Board each year to determine the need to add or remove Directors. Second, taking into consideration the characteristics mentioned above, the Committee determines if there are any specific qualities or skills that would complement the existing strengths of the Board.

The Committee uses multiple sources for identifying and evaluating nominees for Directors, including referrals from current Directors and Management, and may seek input from third party executive search firms retained at the Company’s expense. If the Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Committee and each nominee during the screening and evaluation process. The Committee will review the résumé and qualifications of each candidate and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Committee to be potential nominees, the Committee will obtain such background and reference checks as it deems necessary, and the Chair of the Committee and the Chairman of the Board will interview qualified candidates. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the other members of the Committee. If the candidate is approved by the Committee, the candidate will have an opportunity to meet with the remaining Directors and the senior Management team. At the end of this process, if the Committee determines that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Committee will then recommend to the Board that the candidate stand for election by the stockholders or fill a vacancy or newly created position on the Board.

With respect to Mr. Klipsch, who is being submitted to our stockholders for election as Director for the first time at the Annual Meeting, he was appointed to the Board on December 20, 2006 in connection with the merger with Windrose Medical Properties Trust. As described above, Mr. Klipsch served as the Chairman of the Board and Chief Executive Officer of Windrose Medical Properties Trust.

With respect to Mr. Braun, who is not currently a Director, he is being submitted to our stockholders for election to the Board for the first time at the Annual Meeting. Mr. Braun was nominated by the Committee pursuant to the Board’s desire to facilitate management succession.

The Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the Committee in care of the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. To be considered by the Committee for inclusion in the Company’s proxy materials for the 2008 Annual Meeting, stockholder nominations must be submitted by November 27, 2007 and must be accompanied by: (1) the name, age, business address and, if known, residence address of the nominee; (2) the principal occupation or employment of the nominee for at least the last five years and a description of the qualifications of the nominee; (3) the class or series and number of shares of our stock that are owned beneficially or of record by the nominee; and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of Directors under Regulation 14A of the Securities Exchange Act of 1934, as amended, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected. Also, the stockholder making the nomination should include: (1) his or her name and record address, together with the name and address of any other stockholder known to be supporting the nominee; and (2) the class or series and number of shares of our stock that are owned beneficially or of record by the stockholder making the nomination and by any other supporting stockholders. Nominees for Director who are recommended by stockholders will be evaluated in the same manner as any other nominee for Director.

In addition, the By-Laws provide that a stockholder entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Those procedures include, but are not limited to, making the nomination by written notice and delivering it to our Senior Vice President-Administration and Corporate Secretary not more than 120 days prior to the meeting and not less than 45 days before the date on which the Company first mailed or otherwise gave notice for the prior year’s annual meeting of stockholders.

We may require that the proposed nominee furnish other information as we may reasonably request to assist in determining the eligibility of the proposed nominee to serve as a Director. At any meeting of stockholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.

Planning Committee

The function of the Planning Committee is to assist Management with identifying strategic opportunities for the Company. The Planning Committee met once during the year ended December 31, 2006. Each member of the Board is a member of the Planning Committee.

COMMUNICATIONS WITH THE BOARD

Stockholders and other parties interested in communicating with the Board of Directors or any specific Directors, including the presiding Director of executive sessions, or the non-employee Directors as a group, may do so by writing to the Board of Directors, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. The Nominating/Corporate Governance Committee has approved a process for handling letters received by the Company and addressed to members of the Board. Under that process, the Senior Vice President-Administration and Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of the correspondence (with copies of the correspondence attached) that, in the opinion of the Senior Vice President-Administration and Corporate Secretary, relates to the functions of the Board or committees thereof or that she otherwise determines requires their attention (for example, if the communication received relates to questions, concerns or complaints regarding accounting, internal control over financial reporting and auditing matters, it will be summarized and forwarded to the Chair of the Audit Committee for review). Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.

EXECUTIVE OFFICERS

The following information is furnished as to the Executive Officers of the Company:

George L. Chapman, age 59.  Mr. Chapman has served as Chairman and Chief Executive Officer of the Company since October 1996 and served as President of the Company from September 1995 to May 2002. As described above, since 1992, Mr. Chapman has served in various executive capacities with the Company.

Fred S. Klipsch, age 65.  Mr. Klipsch has served as Vice Chairman of the Company since December 2006. As described above, Mr. Klipsch also serves as the Chairman of the Board and Chief Executive Officer of Klipsch Group, Inc., Chairman of the Board of Klipsch Audio Technologies and Chairman of the Board and Chief Executive Officer of Klipsch Lanham Investments. Mr. Klipsch served as Chairman of the Board and Chief Executive Officer of Windrose Medical Properties Trust until December 2006, when Windrose Medical Properties Trust merged with the Company.

Raymond W. Braun, age 49.  Mr. Braun has served as President of the Company since May 2002 and served as Chief Financial Officer of the Company from July 2000 to March 2006. Since January 1993, Mr. Braun has served in various capacities, including Chief Operating Officer, Executive Vice President, Assistant Vice President and Assistant General Counsel of the Company.

Frederick L. Farrar, age 50.  Mr. Farrar has served as Executive Vice President of the Company and President of the Windrose Division since December 2006. Since 2000, Mr. Farrar has served as President of Klipsch

Lanham Investments. Mr. Farrar served as President, Chief Operating Officer and Treasurer of Windrose Medical Properties Trust from March 2002 until December 2006, when Windrose Medical Properties Trust merged with the Company. Mr. Farrar served as Chief Financial Officer of Hospital Affiliates Development Corporation, formerly a subsidiary of Windrose Medical Properties Trust and now a subsidiary of the Company, from 1990 until March 2002.

Charles J. Herman, Jr., age 41.  Mr. Herman has served as Executive Vice President and Chief Investment Officer of the Company since March 2006. Mr. Herman served as Vice President and Chief Investment Officer of the Company from May 2004 to March 2006 and served as Vice President of Operations from August 2000 to May 2004. From 1998 to August 2000, Mr. Herman was a founding member and President of Herman/Turner Group, LLC, a health care consulting company. Prior to that date, Mr. Herman was a founder and Chief Operating Officer of Capital Valuation Group, a health care consulting firm founded in 1991.

Jeffrey H. Miller, age 47.  Mr. Miller has served as Executive Vice President and General Counsel of the Company since March 2006 and served as Vice President and General Counsel of the Company from July 2004 to March 2006. From 1996 to June 2004, Mr. Miller was a partner in the real estate practice group of the law firm of Shumaker, Loop & Kendrick, LLP.

Scott A. Estes, age 36.  Mr. Estes has served as Senior Vice President and Chief Financial Officer of the Company since March 2006 and served as Vice President of Finance of the Company from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Research Analyst and Vice President with Deutsche Bank Securities. From January 1998 to December 1999, Mr. Estes served as a Senior Equity Analyst and Vice President with Bank of America Securities.

Erin C. Ibele, age 45.  Ms. Ibele has served as Senior Vice President-Administration and Corporate Secretary of the Company since March 2006 and served as Vice President-Administration and Corporate Secretary of the Company from January 1993 to March 2006. Since 1986, Ms. Ibele has served in various capacities with the Company.

Daniel R. Loftus, age 56.  Mr. Loftus has served as Senior Vice President of the Company and Executive Vice President of Medical Facilities of the Windrose Division since December 2006. Mr. Loftus served as Secretary and General Counsel of Windrose Medical Properties Trust from March 2002 until December 2006, when Windrose Medical Properties Trust merged with the Company. Mr. Loftus was of counsel to Bone McAllister & Norton, PLLC during 2002 and Wyatt, Tarrant & Combs in Nashville, Tennessee from late 1997 to March 2002. During 2000, Mr. Loftus served as Chief Manager of Emmaus Ventures L.L.C., a venture capital firm. From 1994 to 1996, Mr. Loftus served as Executive Vice President and General Counsel of M.T. Communications, Inc., an owner and operator of television stations.

Michael A. Crabtree, age 50.  Mr. Crabtree has served as Vice President and Treasurer of the Company since March 2006 and served as Treasurer from July 2000 to March 2006. Mr. Crabtree served as Controller of the Company from 1996 to September 2002. From July 1993 to July 1996, Mr. Crabtree was Chief Financial Officer of Westhaven Services Co., a provider of pharmaceutical services to nursing homes.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The table below sets forth, as of March 14, 2007, unless otherwise specified, certain information with respect to the beneficial ownership of the Company’s shares of common stock by each person who is a Director of the Company, each Named Executive Officer (as defined below in the section “Executive Compensation”), and the Directors and Executive Officers of the Company as a group. Unless noted below, each person has sole voting and investment power regarding the Company’s shares. Also, unless noted below, the beneficial ownership of each person represents less than 1% of the outstanding shares of common stock of the Company.

	Common Stock
			Total Shares
	Shares Held	Options Exercisable	Beneficially
Name of Beneficial Owner	of Record(1)	Within 60 Days	Owned(2)(3)

William C. Ballard, Jr.	24,638	0	24,638	(4)
Pier C. Borra	64,649	0	64,649
Raymond W. Braun	173,598	51,306	224,904	(5)
George L. Chapman	308,051	101,915	409,966	(6)
Thomas J. DeRosa	5,247	10,000	15,247
Jeffrey H. Donahue	17,397	0	17,397
Scott A. Estes	24,278	6,504	30,782
Frederick L. Farrar	61,276	52,469	113,745
Peter J. Grua	17,647	1,666	19,313
Fred S. Klipsch	154,360	73,946	228,306
Sharon M. Oster	12,647	0	12,647
R. Scott Trumbull	37,530	0	37,530
All Directors and Executive Officers as a group (17 persons)	1,057,913	366,641	1,424,554	(7)

(1)	Includes all restricted shares granted under the Company’s 1995 Stock Incentive Plan, Stock Plan for Non-Employee Directors or 2005 Long-Term Incentive Plan beneficially owned by such Directors and Named Executive Officers and all Directors and Executive Officers as a group as of March 14, 2007.

(2)	Does not include 1,278 deferred stock units granted to each non-employee Director in 2006 that have not yet been converted into shares of common stock. These deferred stock units will be converted into shares of common stock in two equal installments on the next two anniversaries of the date of grant.

(3)	Does not include 1,531 deferred stock units granted to each non-employee Director in 2007. These deferred stock units will be converted into shares of common stock in three equal installments on the next three anniversaries of the date of grant.

(4)	Mr. Ballard’s total shares beneficially owned include 5,000 shares owned by his spouse.

(5)	Mr. Braun’s total shares beneficially owned include 37,698 shares owned by his spouse’s revocable trust.

(6)	Mr. Chapman’s total shares beneficially owned include 11,591 shares held in his sons’ names.

(7)	Total beneficial ownership represents 1.93% of the outstanding shares of common stock of the Company.

Based upon filings made with the Securities and Exchange Commission in 2007, the only stockholders known to the Company to be the beneficial owners of more than 5% of the Company’s common stock at March 14, 2007 are as follows:

			Percent of
	Common Stock		Outstanding
Beneficial Owner	Beneficially Owned		Common Stock(5)

Cohen & Steers Capital Management, Inc.	5,794,000	(1)	7.85%
280 Park Avenue, 10th Floor New York, NY 10017

Morgan Stanley	4,409,494	(2)	5.97%
1585 Broadway New York, NY 10036

The Vanguard Group, Inc.	3,961,017	(3)	5.36%
100 Vanguard Blvd. Malvern, PA 19355

ING Clarion Real Estate Securities, L.P.	3,921,000	(4)	5.31%
259 N. Radnor-Chester Road, Suite 205 Radnor, PA 19087

(1)	Includes 5,657,390 shares over which Cohen & Steers Capital Management, Inc., a wholly-owned subsidiary of Cohen & Steers, Inc., has sole voting power and 5,794,000 shares over which it has sole dispositive power. Cohen & Steers Capital Management, Inc. and Cohen & Steers, Inc. made a joint filing with the Securities and Exchange Commission.

(2)	Includes 3,144,150 shares over which Morgan Stanley and its affiliates have sole voting power, 464 shares over which they have shared voting power and 1,264,880 shares over which they have no voting power.

(3)	Includes 30,044 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. In the aggregate, The Vanguard Group, Inc. and Vanguard Fiduciary Trust Company have sole voting power over 30,044 shares and sole dispositive power over 3,961,017 shares.

(4)	Includes 1,408,700 shares over which ING Clarion Real Estate Securities, L.P., a wholly-owned indirect subsidiary of ING Groep N.V., has sole voting power and 3,921,000 shares over which it has sole dispositive power. ING Groep N.V. has sole voting power over 3,921,000 shares and sole dispositive power over 3,921,000 shares. ING Clarion Real Estate Securities, L.P. and ING Groep N.V. made separate filings with the Securities and Exchange Commission.

(5)	The percentages set forth in the filings of these beneficial owners have been revised to reflect their percentage ownership as of March 14, 2007.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and Executive Officers, and persons who own beneficially more than 10% of the shares of common stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors and Executive Officers complied with all applicable filing requirements during the fiscal year ended December 31, 2006.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Program Objectives

Our compensation programs are designed to achieve the following objectives:

•	Attract and retain top management talent;

•	Link compensation realized to the achievement of the Company’s short and long-term financial and strategic goals;

•	Align management and stockholder interests by encouraging long-term stockholder value creation; and

•	Be consistent with corporate governance best practices.

The compensation program was developed to have a strong pay-for-performance foundation. To attract and retain top management talent, the compensation programs provide the opportunity to earn market-competitive levels of compensation. Our compensation philosophy is to position target total compensation at the median of our competitive market. Actual compensation may be above or below the targeted level, and is linked to the achievement of our short and long-term financial and strategic goals. The long-term incentive component of compensation is granted in the form of Company equity. As described below, equity grants generally vest over a five-year period, which not only creates a strong retention mechanism, but also ties the ultimate value of long-term incentive compensation to value created for stockholders.

Compensation Committee Procedures

The Compensation Committee of the Board is responsible for determining the nature and amount of compensation for the Company’s ten Executive Officers, including the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated Executive Officers of the Company who were serving at the end of 2006 (collectively, the “Named Executive Officers”). The Committee consists of three non-employee Directors. During 2006, Pier C. Borra was the Compensation Committee Chair and William C. Ballard, Jr. and Jeffrey H. Donahue were Committee members.

Compensation Consultant

The Compensation Committee engages Frederic W. Cook & Co. as its independent compensation consultant to advise the Committee on compensation program design, the components of the Company’s executive compensation programs and the amounts the Company should pay to its executives. Frederic W. Cook & Co. also provides the Committee with information on executive compensation trends and best practices and advice for potential improvements to the executive compensation program. Frederic W. Cook & Co. also advises the Committee on the design of the compensation program for non-employee directors. While the Committee values the advice of its independent consultant, the Committee, for various reasons, sometimes chooses to take a different approach than that recommended by the consultant.

Frederic W. Cook & Co. does no work for management unless requested by the Compensation Committee Chair, receives no compensation from the Company other than for its work in advising the Committee, and maintains no other economic relationships with the Company. As part of the process of assessing the effectiveness of the Company’s compensation programs and assisting with implementation, the consultant interacts with members of senior management. The consultant’s primary contacts with management are the Senior Vice President and Chief Financial Officer and the Senior Vice President-Administration and Corporate Secretary.

Input of Executive Officers on Compensation

The Compensation Committee receives input from executives on a variety of issues related to compensation.

•	The Chairman and Chief Executive Officer provides his assessment of the individual performance achievement of the executives who report to him. This individual performance assessment determines a portion of annual and long-term incentive compensation for each executive. In addition, the Chairman and

Chief Executive Officer provides input on salary increases and increases to incentive compensation opportunities for the executives (other than himself). The Committee takes these recommendations into consideration when determining earned incentive compensation and when setting incentive opportunities for the coming year.

•	Each year, the management team establishes an annual plan for the Board’s review, which includes financial budgets and key strategic objectives for the Company. The Committee has designed the compensation programs to reward the achievement of certain financial and strategic objectives that are included in the annual plan. Because the management team prepares the initial plan, they have input into the performance measures and goals used in the incentive compensation programs.

•	The Company’s Senior Vice President and Chief Financial Officer assists the Compensation Committee in assessing the financial impact of compensation decisions.

•	The Company’s Senior Vice President-Administration and Corporate Secretary assists the Committee in administering the compensation programs, including the Company’s 2005 Long-Term Incentive Plan, and ensuring that all relevant documentation and disclosures are completed (e.g., filings with the Securities and Exchange Commission, legal documents, etc.).

Annual Review of Executive Compensation

October Meeting.  Each year, with the assistance of its independent consultant, the Compensation Committee conducts a comprehensive review of the executive compensation program in terms of program design and compensation levels. This year, the results of the competitive review were presented and discussed at the Committee meeting held on October 17, 2006.

This review for 2006 included a competitive analysis of our compensation practices versus those of our peers. The comparative peer group used in 2006 included four REITs in the health care sector and ten other REITs of similar size to the Company in terms of market and total capitalization. These REITs were:

Brandywine Realty Trust	Liberty Property Trust
BRE Properties, Inc.	Mack-Cali Realty Corporation
Colonial Properties Trust	Nationwide Health Properties, Inc.
Crescent Real Estate Equities Company	New Plan Excel Realty Trust, Inc.
Federal Realty Investment Trust	Taubman Centers, Inc.
Health Care Property Investors, Inc.	Ventas, Inc.
Healthcare Realty Trust Incorporated	Weingarten Realty Investors

The Compensation Committee also reviewed the impact of compensation programs, in the aggregate, on earnings and stockholder dilution. In addition, the Committee reviewed a five-year history of each compensation component individually and in total as a form of “tally sheet” to track compensation over time.

Discussions — November through January.  Based on the competitive review conducted in October, the Compensation Committee began a dialogue over the next several months to discuss preliminary recommendations for changes to the program for the coming year. These changes included potential adjustments to base salaries and annual and long-term incentive opportunity ranges; changes to the performance measures and weightings (if any) for the annual and long-term incentive programs; changes to the long-term incentive grant types (if any); and special compensation considerations to support succession planning and to reward the successful completion of the merger with Windrose Medical Properties Trust.

January Meeting.  At the January 22, 2007 meeting, the Committee reviewed the Company’s performance for 2006 against the pre-established performance measures and goals and approved the dollar amount of annual and long-term incentive compensation earned for each Executive Officer. Long-term incentive grants for 2006 performance were approved by the Committee and made on January 22, 2007. Cash bonuses for the Executive Officers for 2006 performance were approved by the Committee on January 22, 2007 and paid on January 25, 2007.

At the January meeting, the Committee also reviewed and approved adjustments to base salaries and changes to the annual and long-term incentive earnings opportunities for 2007 for each of the Executive Officers. The

Committee considered the input of the Chairman and Chief Executive Officer when determining these adjustments. These changes are discussed in detail in the discussion of “Compensation Elements” below.

Other Issues Addressed during 2006

Windrose Executive Compensation.  At the time of the merger with Windrose Medical Properties Trust, the Compensation Committee met several times to discuss the executive compensation for the Windrose executives. In addition, at a special meeting of the Committee in September 2006, the Committee approved special transactional payments to be made to Fred Klipsch as Vice Chairman of the Company, Fred Farrar as Executive Vice President of the Company and President of the Windrose Division, and Daniel Loftus as Senior Vice President of the Company and Executive Vice President of Medical Facilities of the Windrose Division. In addition, the Committee approved the consulting agreements for Fred Klipsch and Fred Farrar and an employment agreement for Dan Loftus. The Committee also approved the 2007 base salaries and 2007 annual and long-term incentive opportunities for these executives.

Special Retention and Incentive Awards to the Chairman and Chief Executive Officer and President.  During several meetings in 2006 and early 2007, the Compensation Committee discussed the appropriate design of a special retention and incentive award for Mr. Chapman and a special retention award for Mr. Braun. On January 22, 2007, the Committee approved an amended employment agreement for Mr. Chapman (see “Employment Agreements” below) along with a special retention and incentive award of 120,000 shares. Also on January 22, 2007, the Committee approved a special retention award of 50,000 shares for Mr. Braun. See “Compensation Elements — Special Retention and Incentive Awards to the Chairman and Chief Executive Officer and President” below.

Other Special Bonuses.  The Compensation Committee also discussed and determined special bonuses to certain executives (excluding the Chairman and Chief Executive Officer) to reward them for their contributions to the success of the Windrose transaction. See “Special Windrose Transaction Bonuses” below.

Compensation Elements

Our compensation programs have the following elements:

•	Base salary

•	Annual incentives (cash bonuses)

•	Long-term incentives

•	Benefits and perquisites

Base Salary

We pay base salaries because some minimum level of fixed compensation is necessary to attract and retain executive talent. Our base salaries are generally targeted to the competitive market median, but may deviate from this competitive position based on the scope of the individual’s role in the organization, his or her level of experience in the current position and individual performance. Base salaries are reviewed annually and may be adjusted to better match market competitive levels and/or to recognize an individual’s growth and development in his or her position. The base salaries for the Named Executive Officers are as follows:

Executive	2006		2007

George L. Chapman	$536,852		$570,000
Raymond W. Braun	338,000		405,600
Scott A. Estes	225,000	(1)	270,000
Fred S. Klipsch	350,000		350,000	(2)
Frederick L. Farrar	250,000		300,000	(3)

(1)	Increased from $187,110 to $225,000 effective March 17, 2006 upon the promotion of Mr. Estes to Chief Financial Officer.

(2)	Represents the base consulting fee for 2007 per the consulting agreement with Mr. Klipsch. Mr. Klipsch’s base consulting fee will be $250,000 in 2008.

(3)	Represents the base consulting fee for 2007 and 2008 per the consulting agreement with Mr. Farrar.

Annual Incentives

In 2006, Messrs. Chapman, Braun, and Estes participated in the Company’s annual incentive program. We believe this program gives our executives incentives to achieve short and long-term corporate objectives and helps us retain and attract top executive talent. Under this program, a range of earnings opportunity is established for each executive at the beginning of the performance period, expressed as percentages of base salary and corresponding to three levels of performance (threshold, target and high performance levels). Annual incentives are paid in cash in the first quarter of the year following the performance year (e.g., 2006 bonuses were paid in the first quarter of 2007).

For each executive the majority of the annual incentive earned is determined by corporate performance, with the remainder determined by individual performance. For Messrs. Chapman and Braun, 80% of the bonus is determined by corporate performance; for the other executives, 60% is determined by corporate performance.

The corporate performance measures and their weightings for 2006, set by the Compensation Committee under the annual incentive program, were as follows:

2006 Annual Incentive Corporate Performance Measure	Weighting

Achievement of budgeted levels of FAD/share(1)	65%
Achievement of budgeted level of net real estate investments	25%
Maintenance of credit ratings(2)	10%

(1)	Provided the Company does not achieve such level of FAD/share as a result of inappropriate amounts of leverage.

(2)	Refers to the Company’s credit ratings by Moody’s Investors Service and Standard & Poor’s Ratings Services.

Funds from operations (“FFO”), as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds available for distribution (“FAD”) represents FFO excluding the net straight-line rental adjustments, rental income related to above/below market leases and amortization of deferred loan expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions.

In 2006, the Company achieved FAD per share at the target level, achieved net real estate investments in excess of the high level, and maintained both credit ratings, which was at the high level. The Committee determined that each of Messrs. Chapman, Braun and Estes achieved the high level of individual performance. As a result, Messrs. Chapman, Braun and Estes each earned cash bonus compensation above the targeted level for 2006.

The table below illustrates each executive’s earnings opportunity under the annual incentive program and the actual bonuses for 2006 performance that were approved at the Committee’s January 22, 2007 meeting.

	2006 Annual Incentive Opportunity			2006 Bonus Earned
	(as a % of Base Salary)			% of
	Threshold	Target	High	Base Salary	Amount

Chapman	60%	100%	140%	119.20%	$639,928
Braun	60%	90%	120%	104.40%	352,872
Estes	35%	52.5%	70%	63.18%	142,144

Cash bonus compensation for Mr. Klipsch and Farrar with respect to 2006 performance was approved by the Board of Trustees of Windrose Medical Properties Trust on December 14, 2006. Annual cash bonuses with respect to 2006 performance for Mr. Klipsch and Mr. Farrar were $210,000 and $150,000, respectively, and were paid by Windrose.

For 2007, the Company is using the same corporate performance measures and weightings, except the primary earnings measure was changed from FAD per share to FFO per share. This change was made because, as a result of the Windrose merger, the Company began managing some of the properties in its portfolio. The Committee decided FFO per share was a more appropriate measure because it does not penalize management for investing in the Company’s properties through capital expenditures. The threshold, target and high performance levels for 2007 correspond to the Company’s confidential internal budgetary goals and the target levels are within the ranges we have publicly disclosed to date for 2007. Accordingly, achieving these goals requires a high level of financial performance during the year. As was the case with the awards granted in 2006, the goals for the 2007 performance period are challenging but achievable.

In September 2006, the Committee approved the 2007 annual incentive earnings opportunities for Messrs. Klipsch and Farrar, and at the January 22, 2007 meeting, the Committee adjusted the 2007 annual incentive earnings opportunities for Messrs. Chapman, Braun, and Estes as follows:

	2007 Annual Incentive Opportunity
	(as a % of Base Salary)
	Threshold	Target	High

Chapman	50%	100%	150%
Braun	50%	90%	130%
Estes	35%	70%	105%
Klipsch(1)	60%	90%	120%
Farrar(1)	30%	52.5%	75%

(1)	Annual incentive opportunity as a percentage of base consulting fee.

Long-Term Incentive Compensation

In 2006, Messrs. Chapman, Braun and Estes participated in the Company’s long-term incentive program. This program is used to promote long-term corporate goals, provide our executives with an opportunity to acquire equity interests in the Company and to assist us in attracting and retaining key executives. Similar to the annual incentive program, long-term incentive awards for Executive Officers are based on the achievement of pre-established corporate and individual goals for the performance year. For each executive, a range of earnings opportunity, expressed in dollar values, is established at the beginning of the performance period corresponding to three levels of performance (threshold, target, and high performance levels) for long-term incentive compensation.

For all executives participating in the program, 75% of the value of the long-term incentive compensation award is based on corporate performance goals set by the Compensation Committee for the long-term incentive program and 25% is based on individual performance.

2006 Long-Term Incentive Corporate Performance Measure	Weighting

Three-Year Total Stockholder Return vs. NAREIT Index(1)	10%
One-Year Total Stockholder Return vs. LTIP Peer Group(1)(2)	15%
Net Real Estate Investments	25%
Dividend Payout Ratio (target corresponds to budget)(3)	25%

(1)	If absolute total stockholder return is at least 8% on a compound annualized basis, participants receive the threshold payout for these measures.

(2)	LTIP peer group included Health Care Property Investors, Inc., Healthcare Realty Trust Incorporated, Nationwide Health Properties, Inc., Senior Housing Properties Trust and Ventas, Inc.

(3)	Represents common dividends per share divided by FFO per diluted share.

The Company’s three-year and one-year historical total stockholder returns as of December 31, 2006 were 13.5% and 35.7%, respectively. The Company did not achieve the threshold level of relative total stockholder return versus the NAREIT index or the LTIP peer group. However, since absolute three-year and one-year stockholder returns were each above 8% on a compound annualized basis, participants received the threshold payout under these measures. The Company’s net real estate investments for 2006 exceeded the high performance level and the dividend payout ratio corresponded to the target performance level. Each of Messrs. Chapman, Braun and Estes achieved the high level of individual performance.

Long-term incentive amounts earned are delivered through equity grants from the 2005 Long-Term Incentive Plan (the “Plan”). The Committee determined that 75% of the value of long-term incentive compensation earned for 2006 should be granted in the form of shares of restricted stock, 12.5% should be granted as stock options with dividend equivalent rights (“DERs”) and 12.5% should be granted as stock options without DERs (“plain vanilla” stock options).

•	Our long-term incentive mix is heavily weighted toward restricted stock because we believe that restricted stock provides a strong incentive to create and preserve long-term stockholder value.

•	We use stock options to add performance leverage into the program. Options with DERs entitle the optionholder to receive a cash payment equal to the dividend paid on a share of the Company’s common stock. We use options with DERs because it is a vehicle that rewards total stockholder return, in the form of both share price appreciation and dividends. As a REIT, we have a high dividend distribution requirement, so a significant portion of our stockholder return is provided in the form of dividends.

Equity grants made on an annual basis vest ratably over five years. Cash payments attributable to DERs will accrue and be paid out only when the corresponding option has vested. This multi-year vesting creates a retention mechanism for our executives and subjects them to the same share price risk over a long-term period as other investors, thereby aligning their interests with those of our stockholders.

The table below outlines the long-term incentive earnings opportunities for 2006 and the amounts that were approved at the Committee’s January 22, 2007 meeting.

				2006 LTI Earned
					Number of Shares/Options(1)
						Stock	Stock
	2006 Long-Term Incentive (LTI)			Grant		Options	Options
	Opportunities			Date	Restricted	without	with
	Threshold	Target	High	$PV	Shares	DERs(2)	DERs(3)

Chapman	$550,000	$1,100,000	$2,000,000	$1,412,500	23,166	10,727	31,756
Braun	250,000	500,000	850,000	612,500	10,045	4,651	13,770
Estes	85,000	170,000	325,000	226,250	3,711	1,718	5,087

(1)	Based on a per share grant price of $45.73, the closing price of the Company’s common stock on January 22, 2007, the date of grant.

(2)	The grant-date fair value of each option was $5.56, calculated using the Black-Scholes option valuation methodology and the following assumptions: exercise price and current price of $45.73, 19.9% volatility, five-year expected term, 5.6% dividend yield and 4.74% risk-free interest rate.

(3)	The grant-date fair value of each option with DERs was $16.46, based on the same Black-Scholes valuation and assumptions described above plus the net present value of projected future dividend payments over the expected life of the option discounted at the dividend yield rate.

The 2006 long-term incentive earnings opportunities are reflected in the “Grants of Plan-Based Awards Table” below as dollar amounts.

Timing of Awards

Grant values approved by the Committee for 2006 performance were converted to shares based on per share grant price of $45.73, the closing price of the Company’s common stock on January 22, 2007, the date of grant. The stock option exercise price is the closing price on the date of grant.

The Plan allows the Company to use the closing price on the date of grant or the closing price on the prior trading date for these awards. In prior years, we used the closing price of the common stock on the trading date prior to the date of grant, but the Committee determined that for 2007 the option exercise price would be the closing price on the date of grant.

For 2007, the Company is using the same corporate performance measures and weightings for the long-term incentive program, except that the dividend payout ratio will be based on FFO rather than FAD. As mentioned above, the performance levels for 2007 correspond to the Company’s confidential internal budgetary goals.

In December 2006, the Committee approved the 2007 long-term incentive earnings opportunities for Messrs. Klipsch and Farrar, and at the January 22, 2007 meeting, the Committee approved the long-term incentive earnings opportunities for Messrs. Chapman, Braun, and Estes as follows:

2007 Long-Term Incentive Opportunities

	Threshold	Target	High

Chapman	$600,000	$1,200,000	$2,000,000
Braun	400,000	800,000	1,300,000
Estes	150,000	300,000	500,000
Klipsch	0	0	0
Farrar	160,125	251,625	343,125

Windrose Merger Compensation

In connection with our merger with Windrose, Mr. Klipsch and Mr. Farrar received the following awards on January 2, 2007:

•	Retention bonuses:

•	$975,538 in cash and $929,962 in shares of the Company’s common stock to Mr. Klipsch. Mr. Klipsch cannot sell any of these shares until after the first anniversary of the grant date and can sell no more than 50% of these shares between the first and second anniversaries of the grant date.

•	$529,505 in cash and $499,995 in shares of the Company’s common stock to Mr. Farrar. Mr. Farrar cannot sell any of these shares until after the first anniversary of the grant date and can sell no more than 50% of these shares between the first and second anniversaries of the grant date.

•	Cash payments in lieu of amounts payable under their change in control severance agreements with Windrose:

•	$1,680,000 to Mr. Klipsch

•	$1,200,000 to Mr. Farrar

•	Excise tax indemnification payments (“gross-up” payments):

•	$2,238,385 to Mr. Klipsch

•	$1,496,299 to Mr. Farrar

•	Tax payments to cover the value of the units of Windrose’s operating partnership that were converted into shares of the Company’s common stock:

•	$799,625 to Mr. Klipsch

•	$44,844 to Mr. Farrar

Special Retention and Incentive Awards to the Chairman and Chief Executive Officer and President

On January 22, 2007, the Committee approved an amended employment agreement for Mr. Chapman (see “Employment and Consulting Agreements” below) along with a special retention and incentive award of 120,000 shares. This award was granted to retain Mr. Chapman as Chairman and Chief Executive Officer and to provide him with an incentive to achieve certain strategic objectives. Half of the shares are in the form of restricted stock that will vest on January 31, 2010, subject to Mr. Chapman’s continued employment. The other

60,000 shares are in the form of performance awards with DERs that will vest on January 31, 2010, based on Mr. Chapman’s continued employment and the Board’s determination that the Company, under Mr. Chapman’s leadership, has successfully achieved its strategic initiatives. The 60,000 restricted shares would become vested in the event of a change in corporate control, or upon Mr. Chapman’s death, disability or termination without cause. With respect to the performance awards, in the event of a change in corporate control, or upon Mr. Chapman’s death or disability, all 60,000 of the performance awards would become earned and payable. In the event of a termination without cause, 30,000 of the performance awards would become earned and payable and the remaining 30,000 may be earned and payable if the Board determines that the strategic objectives have been attained. Dividends are paid on the 60,000 restricted shares on a current basis. With respect to 30,000 of the performance awards, Mr. Chapman receives DER payments on a current basis. For the other 30,000 performance awards, DER payments accumulate and are deemed reinvested in additional shares, and are only paid out if the underlying shares are earned.

Also on January 22, 2007, the Committee approved a special retention and incentive award of 50,000 shares of restricted stock to Mr. Braun. Half of these shares vest on January 31, 2010, subject to Mr. Braun’s continued employment. The remaining 25,000 shares will vest on either: (1) January 31, 2010, if Mr. Braun remains employed through January 31, 2010 and Mr. Chapman does not serve as Chairman and Chief Executive Officer until January 31, 2011, or (2) January 31, 2011, if Mr. Braun remains employed through January 31, 2011 and Mr. Chapman serves as Chairman and Chief Executive Officer until January 31, 2011. Dividends are paid on a current basis on these shares. Vesting of the shares accelerates in the event of Mr. Braun’s death, disability, involuntary termination without cause or upon a change in corporate control.

Special Windrose Transaction Bonuses

Also on January 22, 2007, the Committee approved special awards to certain executives and other employees for their contribution to the success of the merger with Windrose. Messrs. Braun and Estes were among the recipients of special awards. The awards were provided in the form of restricted shares that vest ratably over five years, consistent with the vesting schedule of our annual equity compensation grants. The per share grant price was $45.73, the closing price on January 22, 2007. The table below illustrates the dollar value and number of shares granted to Messrs. Braun and Estes with respect to these special awards.

	Windrose Bonuses
	(Restricted Shares)
	No. Shares	Grant Value

Braun	7,199	$329,210
Estes	2,795	127,815

Benefits and Perquisites

The Named Executive Officers participate in the same benefits programs as other Company employees, including:

•	health and dental insurance

•	short-term disability coverage

•	payment of health club/gym membership fees

•	participation in the Company’s tax-qualified 401(k) plan

In addition, Messrs. Chapman and Braun are entitled to certain perquisites. These include:

•	Membership dues for two dining/country clubs for Mr. Chapman and one club for Mr. Braun

•	Term life insurance policies

•	Supplemental Executive Retirement Plan (SERP) (see “Pension Benefits Table” for further detail)

These benefits are used to attract and retain top executive talent.

Supplemental Executive Retirement Plan

The SERP is a non-qualified defined benefit pension plan adopted by the Compensation Committee on January 1, 2001. Messrs. Chapman and Braun are the only two participants in the SERP. The SERP benefit is designed to provide a benefit payable at retirement at age 65 or older equal to 35% of the participant’s average compensation at retirement, offset by the actuarial equivalent of the benefit provided by the Company’s tax-qualified 401(k) plan. Since the SERP benefit accrues over the career of the participant, if the participant retires before his 65th birthday, the benefit will be subject to a reduction for proration of length of participation and a further reduction based upon the number of months the participant’s retirement occurs prior to his or her 65th birthday. “Average compensation” is defined under the SERP to mean the average of the three highest years of salary and bonus compensation considering all years completed prior to the date of retirement. The actuarial equivalent of the benefit provided by the Company’s qualified plan represents the value of Company contributions to the participant’s qualified retirement plan accounts projected to age 65 and expressed as a monthly benefit payable for life. The projected value of Company contributions is determined by using all contributions made on behalf of the participant for plan years completed prior to the date of retirement and a 7.5% interest rate compounded annually.

In the event of a change in corporate control of the Company, if Mr. Chapman’s employment is terminated, either voluntarily or involuntarily for any reason, he will be entitled to receive the full retirement benefit, unreduced by the proration for length of participation or the early retirement reduction. If Mr. Braun’s employment is terminated after a change in corporate control, either voluntarily or involuntarily for any reason, he will be entitled to receive his early retirement benefits as of the date of termination calculated by adding an additional five years of participation (up to but not beyond age 65) to the length of his participation proration, but with no reduction for early retirement.

Executive Loan Program

In 1999, the Company instituted an Executive Loan Program, pursuant to which the Company made six recourse loans to each of four Executive Officers, including Messrs. Chapman and Braun. The purpose of these loans was to assist the executives with paying taxes related to the vesting of restricted stock awards made under the 1995 Stock Incentive Plan. Each loan was evidenced by a promissory note, was secured by a pledge of the shares of the common stock of the Company that vested and gave rise to the tax liability with respect to which the loan was made to the Executive Officers, and bore interest at the mid-term applicable federal rate established by the Internal Revenue Service at the time of the loan. The interest rates for the six loans ranged from 3.94% to 6.21% and interest was payable annually. Each note became due and payable five years after the date of the note; however, on each anniversary date of each note, if the executive continued to be employed by the Company, one-fifth of the original principal amount due under the note was forgiven.

In 2006, there were three loans outstanding for each executive. The highest amounts due during 2006 by each of Messrs. Chapman and Braun were $9,853 and $4,927, respectively. During 2006, $64,195 and $32,252 were forgiven pursuant to the terms of Mr. Chapman’s and Mr. Braun’s existing loans, respectively.

If any amounts forgiven are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make a gross-up payment to the executive consistent with the formula set forth in the executive’s then-current employment agreement with respect to excise taxes.

The Executive Loan Program was discontinued on July 30, 2002 as a result of the passage of the Sarbanes-Oxley Act of 2002. As of March 14, 2007, there were no loans outstanding for any executive and no additional loans will be made to the executives.

Ownership Guidelines

We require our executives to own shares of our common stock with a fair market value of at least three times their base salary (five times for the Chief Executive Officer). Our non-employee Directors are required to own shares of our common stock with a fair market value of at least $150,000. Shares owned directly and indirectly, restricted shares, and deferred stock units count towards the ownership requirement, while unexercised stock options do not. Executives and non-employee Directors have five years from their date of hire or appointment, as applicable, to achieve the required ownership level. As of December 31, 2006, each of the Named Executive Officers and each of our non-employee Directors were in compliance with the ownership requirement.

Tax Deductibility of Executive Compensation

The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the Named Executive Officers under Section 162(m) of the Internal Revenue Code of 1986, as amended. Although the Company does not pay corporate income taxes because it is a real estate investment trust, the Compensation Committee will strive to provide executives with attractive, well-designed compensation packages that will generally preserve the deductibility of such payments for the Company. Certain types of compensation payments and their deductibility depend upon the timing of an Executive Officer’s vesting or exercise of previously granted rights. Moreover, interpretations of any changes in the tax laws and other factors beyond the Compensation Committee’s control may affect the deductibility of certain compensation payments. As mentioned above, however, since the Company does not pay corporate income taxes, the loss of this deduction would not have adverse consequences for the Company. If deductibility becomes an issue, the Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments to Executive Officers and benefits to the extent reasonably practical and to the extent consistent with its other compensation objectives, but reserves the right to make incentive-based awards not exempt from these limits where such awards are appropriate and will not have a material impact on stockholder value.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis of the Company with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Pier C. Borra, Compensation Committee Chair
William C. Ballard, Jr., Compensation Committee Member
Jeffrey H. Donahue, Compensation Committee Member

Summary Compensation Table

The table below presents the total compensation awarded to, earned by, or paid to the Named Executive Officers.

									Changes in
									Pension Value
									& Nonqualified
								Non-Equity	Deferred
						Stock	Option	Incentive Plan	Compensation	All Other		Total
Name and		Salary		Bonus		Awards	Awards	Compensation	Earnings	Compensation		Compensation
Principal Position	Year	($)		($)		($)(4)	($)(6)	($)	($)	($)		($)

George L. Chapman	2006	$536,852		$0	(3)	$1,659,889	$503,835	$639,928	$301,532 (7)	$106,880	(8)	$3,748,916
Chairman and Chief Executive Officer
Raymond W. Braun	2006	338,000		0	(3)	440,862	121,656	352,872	0 (7)	67,837	(9)	1,321,227
President
Scott A. Estes	2006	217,106		0	(3)	150,044	31,990	142,144	0	28,848	(10)	570,132
Senior Vice President and Chief Financial Officer
Fred S. Klipsch	2006	10,769	(1)	0		929,962 (5)	0	0	0	5,693,548	(11)	6,634,279
Vice Chairman
Frederick L. Farrar	2006	7,692	(2)	0		499,995 (5)	0	0	0	3,270,648	(12)	3,778,335
Executive Vice President and President of the Windrose Division

(1)	Mr. Klipsch joined the Company as Vice Chairman in December 2006. His base consulting fee is $350,000 in the first year and $300,000 in the second year.

(2)	Mr. Farrar joined the Company as Executive Vice President and President of the Windrose Division in December 2006. His base consulting fee is $300,000.

(3)	The cash annual incentive awards are included in “Non-Equity Incentive Plan Compensation” because the performance goals were established and communicated at the beginning of the year.

(4)	Amounts set forth in this column represent the FAS 123(R) stock-based compensation expense recognized in 2006 for restricted stock grants to the Named Executive Officer and are based on the share prices on the respective dates of grant, which were $24.42, $25.82, $37.93, $34.88 and $36.50 for grants on December 12, 2001, January 27, 2003, January 26, 2004, January 24, 2005 and January 23, 2006, respectively. With respect to the 7,000 shares granted to Mr. Estes on May 19, 2003, the share price on the date of grant was $29.25.

(5)	Represents the special retention awards made in connection with the Windrose merger. The per share grant price was $41.00, the closing price of the Company’s shares on December 19, 2006, which was the effective date of the Windrose merger under the terms of the consulting agreement between the Named Executive Officer and the Company.

(6)	Amounts set forth in this column represent the FAS 123(R) stock-based compensation expense recognized in 2006 for stock option grants to the Named Executive Officer. The Black-Scholes option valuation methodology was used based on estimates as of the grant date. In using such methodology, the following assumptions were used:

	Exercise Price
	(Share Price at	Expected Term	Estimated
Grant Date	Grant)	(Years)	Volatility	Dividend Yield	Risk-Free Rate

12/12/01	$24.42	7	24.30%	9.30%	3.44%
1/27/03	25.82	7	24.60%	8.66%	4.06%
1/26/04	37.00	7	22.40%	6.32%	4.34%
1/24/05	34.88	7	22.82%	6.88%	4.25%
1/23/06	36.50	5	20.30%	6.79%	4.35%

The fair value of options with DERs also includes the net present value of projected future dividend payments over the expected life of the option discounted at the dividend yield rate.

(7)	Amount represents the change in lump-sum present value of the SERP benefit, offset by the actuarial equivalent of the benefit provided by the Company’s 401(k) Retirement Plan and Trust (“RPT”).

(8)	Includes $29,000 that is estimated to be contributed in connection with the RPT and $64,195 of principal otherwise payable to the Company that was forgiven in 2006 pursuant to the terms of the Company’s Executive Loan Program (“ELP”). See “Executive Compensation — Compensation Discussion and Analysis — Compensation Elements — Executive Loan Program.” This amount also includes membership dues paid by the Company on behalf of Mr. Chapman in 2006 for two dining/country clubs and term life insurance premiums paid by the Company on behalf of Mr. Chapman in 2006.

(9)	Includes $29,000 that is estimated to be contributed in connection with the RPT and $32,252 of principal otherwise payable to the Company that was forgiven in 2006 pursuant to the terms of the ELP. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Elements — Executive Loan Program.” This amount also includes membership dues paid by the Company on behalf of Mr. Braun in 2006 for one country club and term life insurance premiums paid by the Company on behalf of Mr. Braun in 2006.

(10)	Includes $28,848 that is estimated to be contributed in connection with the RPT.

(11)	Includes $975,538 special retention award paid in connection with the merger with Windrose Medical Properties Trust, $1,680,000 of cash payments in lieu of amounts payable under Mr. Klipsch’s change in control severance agreement with Windrose Medical Properties Trust, $2,238,385 in excise tax gross-up payments and $799,625 in tax payments to cover the value of the units of Windrose’s operating partnership that were converted into shares of the Company’s common stock in connection with the merger. See

“Executive Compensation — Compensation Discussion and Analysis — Compensation Elements — Windrose Merger Consideration.”

(12)	Includes $529,505 special retention award paid in connection with the merger with Windrose Medical Properties Trust, $1,200,000 of cash payments in lieu of amounts payable under Mr. Farrar’s change in control severance agreement with Windrose Medical Properties Trust, $1,496,299 in excise tax gross-up payments and $44,844 in tax payments to cover the value of the units of Windrose’s operating partnership that were converted into shares of the Company’s common stock in connection with the merger. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Elements — Windrose Merger Consideration.”

2006 Grants of Plan-Based Awards Table

The table below provides information regarding grants of awards to the Named Executive Officers under the Company’s long-term incentive plans.

										Grant Date
									All Other	Fair Value
			Estimated Future Payments Under			Estimated Future Payments Under			Stock	of Stock
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Awards: #	and Option
			Threshold	Target	Maximum	Threshold	Target	Maximum	of Shares	Awards
Name	Grant Date		($)	($)	($)	($)	($)	($)	of Stock	($)

George L. Chapman	1/23/06	(1)	$322,111	$536,852	$751,593				—	—
	1/23/06	(2)				$550,000	$1,100,000	$2,000,000
Raymond W. Braun	1/23/06	(1)	202,800	304,200	405,600				—	—
	1/23/06	(2)				250,000	500,000	850,000
Scott A. Estes	1/23/06	(1)	78,750	118,125	157,500				—	—
	1/23/06	(2)				85,000	170,000	325,000
Fred S. Klipsch	12/20/06		—	—	—	—	—	—	22,682 (3)	$929,962
Frederick L. Farrar	12/20/06		—	—	—	—	—	—	12,195 (3)	499,995

(1)	Represents annual incentive program earnings opportunity. The actual amounts earned by each of the Named Executive Officers under the annual incentive program in 2006 is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Represents long-term incentive (“LTI”) earnings opportunity for 2006. Based on 2006 performance, actual awards were granted January 22, 2007 in a combination of restricted shares and options with and without DERs, according to the table on page 17.

(3)	Represents the special retention awards made in connection with the Windrose merger. The per share grant price was $41.00, the closing price of the Company’s shares on December 19, 2006, which was the effective date of the Windrose merger under the terms of the consulting agreement between the Named Executive Officer and the Company.

Employment and Consulting Agreements

We have employment agreements with each of Messrs. Chapman, Braun and Estes, and we have consulting agreements with each of Messrs. Klipsch and Farrar.

George L. Chapman — Employment Agreement

On January 22, 2007, the Company entered into a new employment agreement with George L. Chapman, Chairman and Chief Executive Officer of the Company. The agreement expires on January 31, 2010; however, Mr. Chapman has the option to extend the term for an additional year. Mr. Chapman receives an annual base salary of not less than $570,000 and he is eligible to receive discretionary annual bonuses and equity awards under the Company’s long-term incentive plans. In addition, the Company pays the initiation fees and membership dues for two dining/country clubs, costs relating to up to three business-related conferences, conventions or seminars attended by Mr. Chapman and his spouse each year and the costs required to maintain a disability insurance policy on Mr. Chapman. The Company also provides Mr. Chapman with health insurance, paid vacation and reimbursement for the costs of physical examinations. For a description of the provisions of the agreement regarding compensation and benefits payable to Mr. Chapman upon his termination or a change in control, see “Potential Payments Upon Termination or Change in Corporate Control” below.

During 2006, a similar employment agreement was in place between Mr. Chapman and the Company. Under that agreement, Mr. Chapman received a base salary of not less than $496,350 and the benefits described above.

Special Retention and Incentive Award.  Upon execution of the agreement, Mr. Chapman received a grant of 60,000 shares of restricted stock as a special retention and incentive award. The restrictions on these shares will lapse if Mr. Chapman remains employed by the Company through January 31, 2010. Mr. Chapman also received a grant of 60,000 shares in performance awards with dividend equivalent rights (“DERs”), which will be paid in shares of common stock if Mr. Chapman remains employed by the Company through January 31, 2010 and the Company meets certain strategic objectives. Mr. Chapman receives DER payments with respect to 30,000 of the performance awards as dividends are paid on shares of common stock, and DER payments on the remaining 30,000 performance awards will be paid if the underlying shares of common stock are earned by Mr. Chapman.

Raymond W. Braun — Employment Agreement

The Company has entered into an employment agreement with Raymond W. Braun, President of the Company, that expires January 31, 2009, and provides for optional successive two-year renewal terms. Mr. Braun receives an annual base salary of not less than $285,402 and he is eligible to receive discretionary annual bonuses and equity awards under the Company’s long-term incentive plans. In addition, the Company pays the initiation fees and membership dues for one dining/country club and provides Mr. Braun with health insurance and paid vacation. For a description of the provisions of the agreement regarding compensation and benefits payable to Mr. Braun upon his termination or a change in control, see “Potential Payments Upon Termination or Change in Corporate Control” below.

Special Retention and Incentive Award.  On January 22, 2007, Mr. Braun received a grant of 50,000 shares of restricted stock as a special retention and incentive award. The restrictions on 25,000 of these shares will lapse if Mr. Braun remains employed by the Company through January 31, 2010. The restrictions on the remaining 25,000 shares will lapse: (1) on January 31, 2010, if Mr. Braun remains employed by the Company through January 31, 2010 and Mr. Chapman does not serve as Chairman and Chief Executive Officer of the Company during the period from February 1, 2010 until January 31, 2011, or (2) on January 31, 2011, if Mr. Braun remains employed by the Company through January 31, 2011 and Mr. Chapman serves as Chairman and Chief Executive Officer of the Company until January 31, 2011.

Scott A. Estes — Employment Agreement

The Company has entered into an employment agreement with Scott A. Estes, Senior Vice President and Chief Financial Officer of the Company, that expires January 31, 2009, and provides for optional successive two-year renewal terms. Mr. Estes receives an annual base salary of not less than $225,000 and he is eligible to receive discretionary annual bonuses and equity awards under the Company’s long-term incentive plans. In addition, the Company provides Mr. Estes with health insurance and paid vacation. For a description of the provisions of the agreement regarding compensation and benefits payable to Mr. Estes upon his termination or a change in control, see “Potential Payments Upon Termination or Change in Corporate Control” below.

Fred S. Klipsch — Consulting Agreement

The Company has entered into a consulting agreement with Fred S. Klipsch, Vice Chairman of the Company, that expires December 20, 2008. Mr. Klipsch is paid a base consulting fee of $350,000 in the first year and $250,000 in the second year. Each year during the term of the agreement, Mr. Klipsch will be eligible to receive a performance bonus based on the achievement of performance measures to be determined by the Compensation Committee, with the targeted amount of such bonus being 60% to 120% of his base consulting fee. For a description of the provisions of the agreement regarding compensation and benefits payable to Mr. Klipsch upon his termination or a change in control, see “Potential Payments Upon Termination or Change in Corporate Control” below.

Bonus Payments.  A retention bonus of $975,538 in cash and $929,962 in common stock was paid to Mr. Klipsch on January 2, 2007. Mr. Klipsch cannot sell any of these shares until after the first anniversary of the grant date and can sell no more than 50% of these shares between the first and second anniversaries of the grant date. He also received a payment of $1,680,000 in cash in lieu of amounts payable to him upon a change in control under a change in control severance agreement and an employment agreement between Mr. Klipsch, Windrose and Windrose’s operating partnership.

Indemnification by the Company.  The Company will indemnify Mr. Klipsch for any excise taxes assessed against him under Section 4999 of the Code as a result of payments or benefits provided under the agreement or any other plan, agreement or arrangement with the Company, Windrose, Windrose’s operating partnership or their affiliates. The Company also will indemnify Mr. Klipsch for any liability with respect to the guarantees executed by Mr. Klipsch in favor of Wells Fargo, as trustee, regarding the loan on the Mount Vernon, Georgia facility.

Frederick L. Farrar — Consulting Agreement

The Company has entered into a consulting agreement with Frederick L. Farrar, Executive Vice President of the Company and President of the Windrose Division, that expires December 20, 2008. Mr. Farrar is paid a base consulting fee of $300,000 per year. Each year during the term of the agreement, Mr. Farrar will be eligible to receive a performance bonus based on the achievement of performance measures to be determined by the Compensation Committee, with the targeted amount of such bonus being 30% to 75% of his base consulting fee. Mr. Farrar also is eligible to receive awards under the Company’s incentive plans. The target range for such awards is between 35% and 75% of his base consulting fee and performance bonus, and any such awards would vest over two years. For a description of the provisions of the agreement regarding compensation and benefits payable to Mr. Farrar upon his termination or a change in control, see “Potential Payments Upon Termination or Change in Corporate Control” below.

Bonus Payments.  A retention bonus of $529,505 in cash and $499,995 in common stock was paid to Mr. Farrar on January 2, 2007. Mr. Farrar cannot sell any of these shares until after the first anniversary of the grant date and can sell no more than 50% of these shares between the first and second anniversaries of the grant date. He also received a payment of $1,200,000 in cash in lieu of amounts payable to him upon a change in control under a change in control severance agreement and an employment agreement between Mr. Farrar, Windrose and Windrose’s operating partnership.

Indemnification by the Company.  The Company will indemnify Mr. Farrar for any excise taxes assessed against him under Section 4999 of the Code as a result of payments or benefits provided under the agreement or any other plan, agreement or arrangement with the Company, Windrose, Windrose’s operating partnership or their affiliates. The Company also will indemnify Mr. Farrar for any liability with respect to the guarantees executed by Mr. Farrar in favor of Wells Fargo, as trustee, regarding the loan on the Mount Vernon, Georgia facility.

2006 Outstanding Equity Awards at Fiscal Year-End Table

The table below provides information regarding outstanding equity-based awards granted to the Named Executive Officers under the Company’s long-term incentive plans.

	Option Awards					Stock Awards
	# of	# of				# of	Market Value
	Securities	Securities				Shares	of Shares or
	Underlying	Underlying	Option			or Units	Units of Stock
	Unexercised	Unexercised	Exercise	Option		of Stock	That Have
	Options	Options	Price	Expiration		That Have	Not Vested
Name	Exercisable	Unexercisable	($)	Date		Not Vested	($)

George L. Chapman	0	11,111	$36.50	1/23/16	(1)
	0	45,872	36.50	1/23/16	(2)
	4,640	18,558	34.88	1/24/15	(1)
	16,906	25,356	37.00	1/26/14	(1)
	0	41,758	25.82	1/27/13	(2)
	35,000	0	24.42	12/12/11	(2)
						78,226	$3,365,283	(4)
Raymond W. Braun	0	4,861	36.50	1/23/16	(1)
	0	20,069	36.50	1/23/16	(2)
	2,000	8,000	34.88	1/24/15	(1)
	7,276	10,911	37.00	1/26/14	(1)
	0	24,311	25.82	1/27/13	(2)
	19,250	0	24.42	12/12/11	(2)
						35,625	1,532,588	(4)
Scott A. Estes	0	1,597	36.50	1/23/16	(1)
	0	6,594	36.50	1/23/16	(2)
	628	2,511	34.88	1/24/15	(1)
	2,406	3,609	37.00	1/26/14	(1)
						16,477	708,841	(4)
Fred S. Klipsch	36,972	0	26.61	3/19/07	(3)	—	—
	9,017	0	33.51	3/19/07	(3)
	33,817	0	32.80	3/19/07	(3)
	13,527	0	32.60	3/19/07	(3)
Frederick L. Farrar	37,634	0	26.61	3/19/07	(3)	—	—
	8,116	0	33.51	3/19/07	(3)
	21,643	0	32.80	3/19/07	(3)
	10,821	0	32.60	3/19/07	(3)

(1)	Represents options with DERs. These options vest ratably over five years on the first five anniversaries of the date of grant and expire on the tenth anniversary of the date of grant.

(2)	Represents options without DERs. These options vest ratably over five years on the first five anniversaries of the date of grant and expire on the tenth anniversary of the date of grant.

(3)	Represents options without DERs that were converted into options to acquire the Company’s common stock in connection with the merger with Windrose Medical Properties Trust. Messrs. Klipsch and Farrar have 90 days from the date of termination of employment with Windrose to exercise the options.

(4)	Based on a share price of $43.02, the closing price of the Company’s common stock on December 29, 2006, the last trading day of 2006.

2006 Option Exercises and Stock Vested Table

The table below provides information regarding the dollar amounts realized pursuant to the vesting or exercise of equity-based awards during 2006 for the Named Executive Officers.

	Option Awards		Stock Awards
	# of Shares	Value Realized Upon			Value Realized on
	Acquired on	Exercise	# of Shares		Vesting
Name	Exercise	($)	Acquired on Vesting		($)

George L. Chapman	102,879	$1,367,841	26,153		$973,773
Raymond W. Braun	50,656	789,017	12,871		480,754
Scott A. Estes	0	0	2,787		100,973
Fred S. Klipsch	0	0	22,682	(1)	929,962
Frederick L. Farrar	0	0	12,195	(1)	499,995

(1)	Represents grants of shares of common stock in December 2006, upon the closing of the merger with Windrose. These shares vested in full on the grant date, but are subject to sale restrictions for two years.

2006 Pension Benefits Table

The table below provides information regarding the Supplemental Executive Retirement Plan (the “SERP”) adopted by the Compensation Committee of the Board of Directors effective January 1, 2001. The SERP is a non-qualified defined benefit pension plan that provides certain executives selected by the Compensation Committee with supplemental deferred retirement benefits. The SERP provides an opportunity for participants to receive retirement benefits that cannot be paid under the Company’s tax-qualified 401(k) Profit Sharing Plan because of the restrictions imposed by ERISA and the Internal Revenue Code of 1986, as amended. The Compensation Committee has selected George L. Chapman and Raymond W. Braun to participate in the SERP.

		Number of Years of	Present Value of	Payments During
Name	Plan Name	Credited Service (1)	Accumulated Benefit ($)(2)	Last Fiscal Year

George L. Chapman	SERP	6	$955,326	0
Raymond W. Braun	SERP	6	0	0

(1)	Represents the number of years of employment after January 1, 2001.

(2)	Calculated by discounting the currently accumulated benefit payable at normal retirement age under the normal annuity form. This discounting uses a 6.0% discount rate and the GAM83 (Male) Mortality Table.

The SERP benefit is designed to provide a benefit payable at retirement at age 65 or older equal to 35% of the participant’s average compensation at retirement, offset by the actuarial equivalent of the benefit provided by the Company’s qualified plan. Since the SERP benefit accrues over the career of the participant, if the participant retires before his or her 65th birthday, the benefit will be subject to a reduction for proration of length of participation and a further reduction based upon the number of months the participant’s retirement occurs prior to his or her 65th birthday. Average compensation is defined under the SERP to mean the average of the three highest years of salary and bonus compensation considering all years completed prior to the date of retirement.

The actuarial equivalent of the benefit provided by the Company’s qualified plan represents the value of Company contributions to the participant’s qualified retirement plan accounts projected to age 65 and expressed as a monthly benefit payable for life. The projected value of Company contributions is determined by using all contributions made on behalf of the participant for plan years completed prior to the date of retirement and a 7.5% interest rate compounded annually.

The SERP is unfunded and all benefits will be paid from the general assets of the Company. Eligibility is limited to a select group of Management or highly compensated employees whose qualified plan benefits are limited by ERISA and the Internal Revenue Code of 1986, as amended. See “Compensation Discussion and Analysis” above for more information regarding the SERP.

Potential Payments Upon Termination or Change in Corporate Control

Pursuant to their respective employment or consulting agreements, each of the Named Executive Officers would be entitled to the following benefits upon termination or change in corporate control.

George L. Chapman

Severance Payments and Benefits.  If Mr. Chapman is terminated without cause, he would receive severance pay for the remaining term of the agreement or for 24 months, whichever is greater. If Mr. Chapman resigns during the 12 months following a “change in corporate control” (as defined in the agreement), he would receive severance pay for 36 months. These severance benefits would be made in a series of monthly payments, in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the termination or change in corporate control or a minimum bonus equal to 100% of his annual base salary. At Mr. Chapman’s election, the Company may instead be required to make an immediate lump sum payment equal to the present value of such monthly payments, calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported at the date the election is received by the Company. Mr. Chapman also would be entitled to continued benefits under any life, health and disability insurance programs maintained by the Company for the remaining term of the agreement, or six months, whichever is greater, or until the date he obtains comparable coverage from a new employer. If Mr. Chapman is terminated without cause and he obtains a replacement position with a new employer, the severance payments described above will be reduced by all amounts Mr. Chapman receives as compensation for services performed during such period. If it is determined that any payment by the Company to Mr. Chapman in connection with a change in corporate control would be a golden parachute subject to excise tax, the amount of the payments to him would be increased to cover such excise tax.

In the event of Mr. Chapman’s death, his beneficiary would receive a lump sum payment equal to the present value of a series of monthly payments for each month during the remainder of the term of the agreement (but not less than 24 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the date of death or a minimum bonus equal to 100% of his annual base salary. In addition, the death benefits payable under any retirement, deferred compensation, life insurance or other employee benefit maintained by the Company will be paid to the beneficiary designated by Mr. Chapman.

In the event of Mr. Chapman’s termination as a result of disability, Mr. Chapman would receive monthly payments for each month during the remainder of the term of the agreement (but not less than 24 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the date of disability or a minimum bonus equal to 100% of his annual base salary. These payments would terminate if Mr. Chapman returns to active employment, either with the Company or otherwise. In addition, these payments would be reduced by any amounts paid to Mr. Chapman under any long-term disability plan or other disability program or insurance policies maintained by the Company.

If Mr. Chapman voluntarily terminates his employment or is terminated for cause, Mr. Chapman only would be entitled to accrued but unpaid base salary and vacation pay, any bonuses earned but unpaid and any nonforfeitable benefits under the Company’s deferred compensation, incentive and other benefit plans.

Vesting of Incentive Awards.  Mr. Chapman’s stock option and restricted stock awards granted under the Company’s incentive plans (including the 60,000 shares of restricted stock granted in connection with the agreement) would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause. With respect to the performance awards granted in connection with the agreement, in the event of a change in corporate control, or upon his death or disability, all 60,000 of the performance awards would become earned and payable. In the event of a termination without cause, 30,000 of the performance awards would become earned and payable and the remaining 30,000 may be earned and payable if the Board determines that the strategic objectives described in the agreement have been attained.

Non-Competition and Non-Solicitation.  Upon the termination of the agreement for any reason, Mr. Chapman will be subject to a non-solicitation agreement for one year from the later of the termination of the agreement or when severance payments under the agreement cease (or would have ceased if Mr. Chapman had not elected to receive a lump sum payment or had such payments not been offset by compensation received from a new employer). In the event of a voluntary termination by Mr. Chapman or termination for cause by the Company, Mr. Chapman also would be subject to a one-year non-competition agreement.

Raymond W. Braun

Severance Payments and Benefits.  If Mr. Braun is terminated without cause, he would receive severance pay for the remaining term of the agreement or for 12 months, whichever is greater. If Mr. Braun resigns during the 12 months following a “change in corporate control” (as defined in the agreement), he would receive severance pay for 24 months. These severance benefits would be made in a series of monthly payments, in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the termination or change in corporate control or a minimum bonus equal to 55% of his annual base salary. At Mr. Braun’s election, the Company may instead be required to make an immediate lump sum payment equal to the present value of such monthly payments, calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported at the date the election is received by the Company. Mr. Braun also would be entitled to continued benefits under any life, health and disability insurance programs maintained by the Company for the remaining term of the agreement, or six months, whichever is greater, or until the date he obtains comparable coverage from a new employer. If Mr. Braun is terminated without cause and he obtains a replacement position with a new employer, the severance payments described above will be reduced by all amounts Mr. Braun receives as compensation for services performed during such period. If it is determined that any payment by the Company to Mr. Braun in connection with a change in corporate control would be a golden parachute subject to excise tax, the amount of the payments to him would be increased to cover such excise tax.

In the event of Mr. Braun’s death, his beneficiary would receive a lump sum payment equal to the present value of a series of monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the date of death or a minimum bonus equal to 55% of his annual base salary. In addition, the death benefits payable under any retirement, deferred compensation, life insurance or other employee benefit maintained by the Company will be paid to the beneficiary designated by Mr. Braun.

In the event of Mr. Braun’s termination as a result of disability, Mr. Braun would receive monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the date of disability or a minimum bonus equal to 55% of his annual base salary. These payments would terminate if Mr. Braun returns to active employment, either with the Company or otherwise. In addition, these payments would be reduced by any amounts paid to Mr. Braun under any long-term disability plan or other disability program or insurance policies maintained by the Company.

If Mr. Braun voluntarily terminates his employment or is terminated for cause, Mr. Braun only would be entitled to accrued but unpaid base salary and vacation pay, any bonuses earned but unpaid and any nonforfeitable benefits under the Company’s deferred compensation, incentive and other benefit plans.

Vesting of Incentive Awards.  Mr. Braun’s stock option and restricted stock awards granted under the Company’s incentive plans (including the 50,000 shares of restricted stock granted as a special retention and incentive award) would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause.

Non-Competition and Non-Solicitation.  Upon the termination of the agreement for any reason, Mr. Braun will be subject to a non-solicitation agreement for one year from the later of the termination of the agreement or when severance payments under the agreement cease (or would have ceased if Mr. Braun had not elected to receive a lump sum payment or had such payments not been offset by compensation received from a new employer). In the event of a voluntary termination by Mr. Braun or termination for cause by the Company, Mr. Braun also would be subject to a one-year non-competition agreement.

Scott A. Estes

Severance Payments and Benefits.  If Mr. Estes is terminated without cause, he would receive severance pay for the remaining term of the agreement or for 12 months, whichever is greater. If Mr. Estes resigns during the 12 months following a “change in corporate control” (as defined in the agreement), he would receive severance pay for 24 months. These severance benefits would be made in a series of monthly payments, in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the termination or change in corporate control or a minimum bonus equal to 35% of his annual base salary. At Mr. Estes’ election, the Company may instead be required to make an immediate lump sum payment equal to the present value of such monthly payments, calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported at the date the election is received by the Company. Mr. Estes also would be entitled to continued benefits under any life, health and disability insurance programs maintained by the Company for the remaining term of the agreement, or six months, whichever is greater, or until the date he obtains comparable coverage from a new employer. If Mr. Estes is terminated without cause and he obtains a replacement position with a new employer, the severance payments described above will be reduced by all amounts Mr. Estes receives as compensation for services performed during such period. If it is determined that any payment by the Company to Mr. Estes in connection with a change in corporate control would be a golden parachute subject to excise tax, the amount of the payments to him would be increased to cover such excise tax.

In the event of Mr. Estes’ death, his beneficiary would receive a lump sum payment equal to the present value of a series of monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the date of death or a minimum bonus equal to 35% of his annual base salary. In addition, the death benefits payable under any retirement, deferred compensation, life insurance or other employee benefit maintained by the Company will be paid to the beneficiary designated by Mr. Estes.

In the event of Mr. Estes’ termination as a result of disability, Mr. Estes would receive monthly payments for each month during the remainder of the term of the agreement (but not less than 12 months), each in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the date of disability or a minimum bonus equal to 35% of his annual base salary. These payments would terminate if Mr. Estes returns to active employment, either with the Company or otherwise. In addition, these payments would be reduced by any amounts paid to Mr. Estes under any long-term disability plan or other disability program or insurance policies maintained by the Company.

If Mr. Estes voluntarily terminates his employment or is terminated for cause, Mr. Estes only would be entitled to accrued but unpaid base salary and vacation pay, any bonuses earned but unpaid and any nonforfeitable benefits under the Company’s deferred compensation, incentive and other benefit plans.

Vesting of Incentive Awards.  Mr. Estes’ stock option and restricted stock awards granted under the Company’s incentive plans would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause.

Non-Competition and Non-Solicitation.  Upon the termination of the agreement for any reason, Mr. Estes will be subject to a non-solicitation agreement for one year from the later of the termination of the agreement or when severance payments under the agreement cease (or would have ceased if Mr. Estes had not elected to receive a lump sum payment or had such payments not been offset by compensation received from a new employer). In the event of a voluntary termination by Mr. Estes or termination for cause by the Company, Mr. Estes also would be subject to a one-year non-competition agreement.

Fred S. Klipsch

Severance Payments and Benefits.  If Mr. Klipsch’s service is terminated by him or the Company before the end of the two-year term for any reason, he will be entitled to receive his base consulting fee and performance bonus amounts accrued or earned but unpaid as of such date. He also will be entitled to receive a monthly severance payment (or, in the case of termination for disability, monthly disability payments) equal to his monthly base consulting fee for the remainder of the term (or, in the case of termination for disability, until he returns to active service to the Company, if applicable). In the event of disability, Mr. Klipsch may be entitled to additional payments under the Company’s disability plans and policies, and any such payments will reduce the payments due under the agreement. In addition, in exchange for not competing with the Company for the two-year period following the termination of Mr. Klipsch’s service for any reason, Mr. Klipsch will receive $600,000, payable in eight quarterly payments of $75,000. If Mr. Klipsch’s service terminates due to his death, his surviving spouse or other designated beneficiary will be entitled to receive a lump sum payment equal to the present value of the amounts which would have been payable to Mr. Klipsch as a result of the termination of his service and for not competing with the Company.

Vesting of Incentive Awards.  Mr. Klipsch’s stock option and restricted stock awards granted under the Company’s incentive plans would become vested and immediately exercisable in the event of his death.

Non-Competition and Non-Solicitation.  Upon the termination of the agreement for any reason, Mr. Klipsch will be subject to a two-year non-competition and non-solicitation agreement, except that Mr. Klipsch may solicit or hire Daniel R. Loftus, in his capacity as an attorney, at any time, and may solicit or hire either Mr. Loftus or Paula Conroy at any time after they cease to be employed by the Company.

Frederick L. Farrar

Severance Payments and Benefits.  If Mr. Farrar’s service is terminated by him or the Company before the end of the two-year term for any reason, he will be entitled to receive his base consulting fee and performance bonus amounts accrued or earned but unpaid as of such date. He also will be entitled to receive a monthly severance payment (or, in the case of termination for disability, monthly disability payments) equal to his monthly base consulting fee for the remainder of the term (or, in the case of termination for disability, until he returns to active service to the Company, if applicable). In the event of disability, Mr. Farrar may be entitled to additional payments under the Company’s disability plans and policies, and any such payments will reduce the payments due under the agreement. In addition, in exchange for not competing with the Company for the two-year period following the termination of Mr. Farrar’s service for any reason, Mr. Farrar will receive $300,000, payable in eight quarterly payments of $37,500. If Mr. Farrar’s service terminates due to his death, his surviving spouse or other designated beneficiary will be entitled to receive a lump sum payment equal to the present value of the amounts which would have been payable to Mr. Farrar as a result of the termination of his service and for not competing with the Company.

Vesting of Incentive Awards.  Mr. Farrar’s stock option and restricted stock awards granted under the Company’s incentive plans would become vested and immediately exercisable in the event of his death, disability or termination without cause.

Non-Competition and Non-Solicitation.  Upon the termination of the agreement for any reason, Mr. Farrar will be subject to a two-year non-competition and non-solicitation agreement, except that Mr. Farrar may solicit or hire Daniel R. Loftus, in his capacity as an attorney, at any time, and may solicit or hire either Mr. Loftus or Paula Conroy at any time after they cease to be employed by the Company.

Quantification of Benefits

The table below reflects estimates of the amounts of compensation that would be paid to the Named Executive Officers in the event of their termination. The amounts assume that such termination was effective as of December 31, 2006. The actual amounts to be paid to an executive can only be determined at the time of such executive’s separation from the Company.

			Accelerated
			Vesting of
			Unvested	Incremental
Name/	Cash	Continued	Equity	Pension	Non-Compete	Excise Tax
Type of Termination	Severance(2)	Benefits(3)	Compensation(4)	Benefit(5)	Payments(6)	Gross-Up(7)	Total

George L. Chapman (1)
For Cause/Resignation without Good Reason	$0	$0	$0	$0	$0	n/a	$0
Death, Disability, Involuntary Termination without Cause, Resignation for Good Reason	$2,306,134	$23,347	$5,083,825	$0	$0	n/a	$7,413,306
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	$3,248,882	$23,347	$5,083,825	$2,501,149	$0	$0	$10,857,203
For Cause/Resignation without Good Reason	$0	$0	$0	$0	$0	n/a	$0
Raymond W. Braun
Death, Disability, Involuntary Termination without Cause, Resignation for Good Reason	$675,169	$7,669	$2,384,275	$0	$0	n/a	$3,067,113
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	$1,318,181	$7,669	$2,384,275	$417,482	$0	$0	$4,127,607
Scott A. Estes
For Cause/Resignation without Good Reason	$0	$0	$0	$0	$0	n/a	$0
Death, Disability, Involuntary Termination without Cause, Resignation for Good Reason	$338,080	$7,669	$850,028	$0	$0	n/a	$1,195,777
Involuntary Termination without Cause or Resignation following a Change in Corporate Control	$660,058	$7,669	$850,028	$0	$0	$0	$1,517,755
Fred S. Klipsch
Any termination	$572,807	$0	$0	$0	$568,169	$0	$1,140,977
Frederick L. Farrar
Any termination	$570,488	$0	$0	$0	$284,085	$0	$854,573

(1)	Amounts are based on the employment agreement between Mr. Chapman and the Company that was in effect on December 31, 2006. As described above under “Employment and Consulting Agreements,” the Company entered into a new agreement with Mr. Chapman on January 22, 2007.

(2)	Cash Severance

Chapman, Braun and Estes. Under the employment agreements for Messrs. Chapman, Braun, and Estes, the executives are entitled to cash severance payable in a series of monthly severance payments upon certain termination events. Each monthly payment is equal to 1/12 of the sum of the executive’s base salary plus the greater of (a) the average annual bonus paid during the last two years or (b) a minimum bonus as a percent of base salary, as specified for each executive in the employment agreement. The average annual bonuses paid during the past two years have been in excess of the minimums specified in each agreement; thus the average annual bonuses are used to calculate potential severance. The number of months for which the severance will be paid varies depending on the termination scenario:

• If the termination is for cause by the Company or without good reason by the executive, no severance would be paid.

• Upon involuntary termination without cause by the Company or voluntary termination by the executive for good reason, not related to a change in corporate control, payments will be made for each month during the remaining agreement term, but not for less than 24 months for Mr. Chapman and not for less than 12 months for Messrs. Braun and Estes. As of December 31, 2006, the remaining term of Mr. Chapman’s agreement was 25 months, and the remaining terms of Messrs. Braun and Estes’ agreements was one month. Therefore, the figures in the above table assume payments would be provided for 25 months for Mr. Chapman and for 12 months for Messrs. Braun and Estes.

• Upon involuntary termination without cause by the Company or voluntary termination by the executive for any reason within 12 months of a change in corporate control, payments will be made for 36 months for Mr. Chapman and for 24 months for Messrs. Braun and Estes.

The executive may elect to receive these payments in a lump sum, with the lump sum equal to the present value of the monthly payments calculated using a discount rate equal to the 90-day treasury rate. The amounts reflected in the table above represent the discounted present value of the monthly payments assuming a 4.89% annual discount rate (the 90-day treasury rate as of December 31, 2006, the assumed date of termination).

Klipsch and Farrar. Under the consulting agreements for Messrs. Klipsch and Farrar, upon termination for any reason, each executive is entitled to receive monthly severance equal to the consultant’s base fees for the balance of the agreement term. Assuming a termination occurred December 31, 2006, the balance of the agreement term would be 24 months. Mr. Klipsch’s annual base fee for the first year is $350,000 and for the second year is $250,000. Mr. Farrar’s base fee is $300,000 per year for two years. The figures in the table above represent the present value of these monthly payments using the same 4.89% discount rate (90-day treasury rate as of December 31, 2006). Note, however, that Messrs. Klipsch and Farrar may only receive these payments in a lump sum upon termination due to death. Otherwise, they will receive monthly payments.

(3)	Continued Benefits

Chapman, Braun and Estes. Under the employment agreements for Messrs. Chapman, Braun, and Estes, the executives are entitled to continued coverage at the Corporation’s expense under life, health and disability insurance programs in which the Executive participated at the time of termination for the remaining term of the Agreement, but not less than 12 months for Mr. Chapman and not less than six months for Messrs. Braun and Estes. As of December 31, 2006, the remaining term of Mr. Chapman’s agreement was 25 months, and the remaining terms of Messrs. Braun and Estes’ agreements was one month. Therefore, the figures in the above table assume continued benefits would be provided for 25 months for Mr. Chapman and for six months for Messrs. Braun and Estes. The monthly cost of such benefits is estimated to be the 2007 current monthly costs, increased by 2%, assuming such benefits are provided through COBRA.

Klipsch and Farrar. The consulting agreements for Messrs. Klipsch and Farrar do not provide continued benefits under any termination scenario.

(4)	Accelerated Vesting of Unvested Equity Compensation

Under the employment agreements for Messrs. Chapman, Braun, and Estes and the consulting agreement for Mr. Farrar, upon involuntary termination without cause by the Company or voluntary termination for good reason by the executive, all unvested stock awards will become fully vested. (No provision for vesting acceleration is provided in Mr. Klipsch’s agreement because it is currently expected that he will not participate in the Company’s equity compensation programs.) The numbers in this column represent the “in-the-money” value of unvested stock options and the full value of unvested restricted stock awards as of December 31, 2006 (the assumed termination date) where vesting would be accelerated upon termination under these scenarios. Note that these amounts are different than the Company’s compensation expense for granting these awards. The assumed share price upon each termination scenario is $43.02, which was the closing price as of December 29, 2006, the last trading day of the year. As of December 31, 2006, Mr. Farrar did not have any unvested equity compensation awards.

(5)	Incremental Pension Benefit

Messrs. Chapman and Braun participate in the SERP. In the event of a change in corporate control of the Company, if Mr. Chapman’s employment is terminated, either voluntarily or involuntarily for any reason, he will be entitled to receive the full retirement benefit, unreduced by the proration for length of participation or the early retirement reduction. If Mr. Braun’s employment is terminated after a change in corporate control, either voluntarily or involuntarily for any reason, he will be entitled to receive his early retirement benefits as of the date of termination calculated by adding an additional five years of participation (up to but not beyond age 65) to the length of his participation proration, but with no reduction for early retirement. The amounts shown in the above table represent the present value of the enhanced benefit to each executive upon termination related to a change in corporate control.

(6)	Non-Compete Payments

Under the consulting agreements for Messrs. Klipsch and Farrar, at the expiration of the two-year consulting term, or earlier upon termination for any other reason, each executive will receive quarterly payments of $75,000 and $37,500, respectively, for a two-year period in exchange for their agreements not to compete with the Company and not to solicit certain Company employees. The numbers in the above table represent the present value of these payments discounted by 4.89%, the 90-day treasury rate as of December 31, 2006. Note, however, that Messrs. Klipsch and Farrar may only receive these payments in a lump sum upon termination due to death. Otherwise, they will receive quarterly payments.

(7)	Excise Tax Gross-Up

Under the employment agreements for Messrs. Chapman, Braun, and Estes and the consulting agreements for Messrs. Klipsch and Farrar, if any payments constitute “excess parachute payments” under Section 280G of the Internal Revenue Code (the “Code”) such that the executive or consultant incurs an excise tax under Section 4999 of the Code, the Company will provide an “excise tax gross-up” payment in an amount such that after payment of the excise tax and all income and excise taxes applicable to the gross-up payment, the executive would receive the same amount of severance had the excise tax not applied. If a change in corporate control had occurred December 31, 2006 and each of the Named Executive Officers was terminated as a result, none of the Named Executive Officers would have been subject to excise tax, and the Company would not have been required to provide any excise-tax gross-up payments. In arriving at this conclusion, the following assumptions were used:

• Each officer’s base amount was calculated by taking the average W-2 income (box 1) from the past five years (2002-2006).

• The stock award parachute calculations for purposes of Code Section 280G were based on the safe harbor Black-Scholes valuation methodology in Rev. Proc. 2003-68, using the most recent GAAP FAS 123(R) option valuation assumptions (volatility 19.9%, risk-free interest rate 4.75%, dividend yield 5.63%, expected term of five years) and the remaining expected term calculated using Rev. Proc. 98-34 methodology. Per the 280G rules, the cost included in the parachute for the accelerated vesting of stock options, restricted shares, and unvested dividend equivalent rights balances is the sum of (1) the excess of the aggregate accelerated benefit over the present value of the accelerated benefit and (2) the lapse of service obligation (1% times the number of months of vesting accelerated times the aggregate accelerated benefit).

• The non-compete payments to Messrs. Klipsch and Farrar were not included in the parachute calculation because they are considered reasonable compensation for services after the change in corporate control.

• Each officer’s total parachute did not exceed the Code Section 280G “safe harbor,” which is three times the base amount minus $1. As a result, the officers would not have incurred any excise tax.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to our non-employee Directors with respect to 2006. Our Directors who are also employees do not receive additional compensation for being members of our Board.

2006 Director Compensation Table

	Fees Earned
	or Paid	Stock	Option
	in Cash	Awards	Awards		Total
Name	($)	($)	($)		($)

William C. Ballard, Jr.	$62,000	$93,342	$0		$155,342
Pier C. Borra	67,000	93,342	0		160,342
Thomas J. DeRosa	52,000	93,342	12,167	(1)	157,509
Jeffrey H. Donahue	60,000	93,342	0		153,342
Peter J. Grua	48,000	93,342	0		141,342
Sharon M. Oster	60,500	93,342	0		153,842
R. Scott Trumbull	52,000	93,342	0		145,342

(1)	Mr. DeRosa received an option to purchase 10,000 shares of common stock upon joining the Board in January 2004.

Our compensation program for non-employee Directors for the 2006 calendar year consisted of:

Cash Compensation

•	$45,000 annual cash retainer, payable in equal quarterly installments

•	Additional Committee Chair retainers of $10,000 per year for the Chairs of the Audit and Compensation Committees and $7,500 for the Chair of the Nominating/Corporate Governance Committee

•	If the Board of Directors holds more than four meetings per year, each Director will receive $1,500 for each meeting attended in excess of four per year

•	If any of the Audit, Compensation, Nominating/Corporate Governance, or Executive Committees holds more than four meetings in a year, each member will receive $1,000 for each meeting attended in excess of four meetings

Equity Compensation

Annual grant of $70,000 worth of deferred stock units (“DSUs”) granted under the 2005 Long-Term Incentive Plan. The DSUs are fully vested at grant, but are converted into shares of common stock in three equal installments on the first three anniversaries of the date of grant. Recipients of the deferred stock units also are entitled to DERs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Party Transactions

The Company has a written policy requiring all material transactions with related parties to be approved or ratified by the Nominating/Corporate Governance Committee. The policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

In determining whether to approve or ratify a transaction, the Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Board has determined that transactions that involve any employment by the Company of an Executive Officer of the Company shall be deemed to be pre-approved if the related compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K because the person is a Named Executive Officer, or if the Executive Officer is not a Named Executive Officer and the compensation would have been reported in the Company’s proxy statement if the Executive Officer had been a Named Executive Officer (and the Company’s Compensation Committee approved or recommended that the Board approve such compensation). The Board also has pre-approved certain transactions that involve any compensation paid to a Director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K, certain charitable contributions by the Company if the related party is an employee or a director of the charitable institution, and any transaction where the related party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock receive the same benefit on a pro rata basis.

Relationship with Klipsch Audio, Inc.

The Company, through one of its subsidiaries, has an overhead sharing agreement with Klipsch Audio, Inc. Fred S. Klipsch, who is a Director of the Company, a nominee for re-election to the Board and the Vice Chairman of the Company, also serves as Chairman of the Board of Klipsch Audio, Inc. The Company’s Executive Vice President and President of the Windrose Division, Frederick L. Farrar, is Executive Vice President of, but has no daily responsibilities to, Klipsch Audio, Inc. Under this agreement, Klipsch Audio, Inc. provides the Company with executive office space and certain office support services for approximately $      per month.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2006, concerning shares of common stock authorized for issuance under all of the Company’s equity compensation plans:

(c)
Number of Securities
Remaining Available for
	(a)		(b)	Future Issuance Under
	Number of Securities to		Weighted Average	Equity Compensation Plans
	be Issued Upon Exercise		Exercise Price of	(Excluding Securities
	of Options		Outstanding Options	Reflected in Column (a))

Equity compensation plans approved by stockholders	917,074	(1)	$30.79	1,973,894	(2)
Equity compensation plans not approved by stockholders	None		N/A	None

Totals	917,074	(1)	$30.79	1,973,894	(2)

(1)	This number reflects the options granted under the 1995 Stock Incentive Plan, as amended, the Stock Plan for Non-Employee Directors, as amended, and the 2005 Long-Term Incentive Plan.

(2)	This number reflects the 2,200,000 shares of common stock initially reserved for future issuance under the 2005 Long-Term Incentive Plan, as reduced by awards issued under the 2005 Long-Term Incentive Plan, and as increased by shares withheld to satisfy tax liabilities arising from vesting of awards under the 1995 Stock Incentive Plan that are available for future issuance under the 2005 Long-Term Incentive Plan.

PROPOSAL 2 — AMENDMENT TO THE SECOND
RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors proposes that the Company’s Second Restated Certificate of Incorporation be amended to increase the number of authorized shares of common stock, $1.00 par value per share, from 125,000,000 shares to 225,000,000 shares. As of March 14, 2007, the Company had 73,836,977 shares of common stock outstanding, leaving 51,163,023 authorized shares available for further issuance, of which 954,714 shares have been reserved for future issuance under the Company’s Amended and Restated Dividend Reinvestment and Stock Purchase Plan, 343,945 shares have been reserved for future issuance under the Company’s 1995 Stock Incentive Plan, 11,666 shares have been reserved for future issuance under the Company’s Stock Plan for Non-Employee Directors, 1,893,635 shares have been reserved for future issuance under the Company’s 2005 Long-Term Incentive Plan, 236,446 shares have been reserved for future issuance under the Windrose Medical Properties Trust 2002 Stock Incentive Plan, 57,401 shares have been reserved for issuance upon conversion of the shares of Series E Preferred Stock, 1,503,066 shares have been reserved for issuance upon conversion of the shares of Series G Preferred Stock and 7,204,724 shares have been reserved for issuance upon conversion of the $300 million aggregate principal amount of 4.75% Convertible Senior Notes due 2026.

The Board of Directors believes that the availability of additional shares will enhance the Company’s flexibility in connection with possible future actions, such as equity offerings, stock dividends, acquisitions or mergers, and other corporate purposes. The Board of Directors will determine whether, when, and on what terms the issuance of shares may be warranted in connection with any of the foregoing purposes.

The availability for issuance of additional shares of common stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, by increasing the number of outstanding shares, the interest of the party attempting to gain control of the Company could be diluted. Also, the additional shares could be used to render more difficult a merger or similar transaction. However, in order to protect the Company’s status as a real estate investment trust, the Company’s Amended and Restated By-Laws (with respect to the common stock and preferred stock) and the certificates of designation (for the preferred stock) provide that no person may acquire securities that would result in the direct or indirect beneficial ownership of more than 9.8% of the Company’s common stock or more than 9.8% in value of the Company’s outstanding capital stock by such person. Consequently, the approval of the proposed amendment should have little incremental effect in discouraging unsolicited takeover attempts.

If the proposed amendment is approved, all or any of the authorized shares of common stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all current stockholders would reduce current stockholders’ proportionate interests. However, in any such event, stockholders wishing to maintain their interests may be able to do so through normal market purchases.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT.  The affirmative vote of a majority of the outstanding shares of common stock of the Company is required for approval of the proposed amendment. If the proposed amendment is adopted by the stockholders, it will become effective upon the filing and recording of a Certificate of Amendment with the Secretary of State of the State of Delaware, as required by the Delaware General Corporation Law.

PROPOSAL 3 — AMENDMENT TO THE SECOND
RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK

The Board of Directors proposes that the Company’s Second Restated Certificate of Incorporation be amended to increase the number of authorized shares of preferred stock from 25,000,000 shares to 50,000,000 shares. Currently, the Second Restated Certificate of Incorporation authorizes 25,000,000 shares of preferred stock, $1.00 par value per share. As of March 14, 2007, the Company had 13,174,989 shares of preferred stock outstanding, leaving 11,825,011 authorized shares of preferred stock available for further issuance, of which 13,000 shares are designated as Series A Junior Participating Preferred Stock, 4,000,000 shares are designated as Series D Preferred Stock, 1,060,000 shares are designated as Series E Preferred Stock, 7,000,000 shares are designated as Series F Preferred Stock, 2,100,000 shares are designated as Series G Preferred Stock and the remaining 10,827,000 shares are undesignated. Currently, the Company has outstanding 4,000,000 shares of Series D Preferred Stock, 74,989 shares of Series E Preferred Stock, 7,000,000 shares of Series F Preferred Stock and 2,100,000 shares of Series G Preferred Stock.

The authorized, undesignated and unissued shares of preferred stock and the shares of preferred stock to be authorized pursuant to this proposal, may be issued from time to time in one or more series, and the Board of Directors is authorized to fix the dividend rights, dividend rates, any conversion or exchange rights, any voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences and any other rights, preferences, privileges and restrictions of any new series of preferred stock and the number of shares constituting such series and the designation thereof. The authority of the Board of Directors to determine the precise terms of each series of preferred stock would give it the flexibility to tailor each series to meet the particular requirements of the persons to whom the shares of such series are to be issued. From time to time, the Company considers issuing preferred stock in connection with raising capital and making investments in health care and senior housing properties. Funds available for dividends on the common stock could be reduced by the amount of any dividends paid or accrued on the preferred stock.

The availability for issuance of additional shares of preferred stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, by increasing the number of outstanding shares of preferred stock, the interest of the party attempting to gain control of the Company could be diluted. Also, the additional shares of preferred stock could be used to render more difficult a merger or similar transaction.

In order to protect the Company’s status as a real estate investment trust, the Company’s Amended and Restated By-Laws (with respect to the common stock and preferred stock) and the certificates of designation (for the preferred stock) provide that no person may acquire securities that would result in the direct or indirect beneficial ownership of more than 9.8% of the Company’s common stock or more than 9.8% in value of the Company’s outstanding capital stock by such person. If the Board so authorizes, the holders of any series of preferred stock may be entitled to vote separately as a class in connection with the approval of certain extraordinary corporate transactions in circumstances where the Delaware General Corporation Law would not require separate voting by class.

If the proposed amendment is approved, all or any of the authorized shares of preferred stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all current stockholders would reduce current stockholders’ proportionate interests.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT.  The affirmative vote of a majority of the outstanding shares of preferred stock of the Company, voting together as a class, as well as the affirmative vote of a majority of the outstanding shares of common stock of the Company, is required for approval of the proposed amendment. If the proposed amendment is adopted by the stockholders, it will become effective upon the filing and recording of a Certificate of Amendment with the Secretary of State of the State of Delaware, as required by the Delaware General Corporation Law.

PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Ernst & Young LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2006 and has been selected by the Company to serve in such capacity for the year ending December 31, 2007. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the Company’s inception in 1970. Although the submission of this matter for approval by stockholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the stockholders. If this appointment is not ratified by the holders of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 2008 because of the difficulty and expense of making a substitution. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees for professional services provided by Ernst & Young LLP in each of the last two fiscal years, in each of the following categories, are as follows:

	Year Ended December 31
	2006	2005

Audit Fees	$879,250	$459,900
Audit-Related Fees	21,601	1,601
Tax Fees:
Tax Compliance	287,619	218,908
Tax Planning and Tax Advice	10,343	94,239
All Other Fees	0	0

Totals	$1,198,813	$774,648

Audit Fees include fees associated with the annual audit, the review of the Company’s quarterly reports on Form 10-Q and services that generally only the independent registered public accounting firm can provide such as comfort letters, consents and assistance with review of documents to be filed with or furnished to the Securities and Exchange Commission. Audit-Related Fees include fees associated with assurance and related services that are traditionally performed by an independent accountant, including advisory services related to readiness for Sarbanes-Oxley Section 404 internal control requirements and consultations concerning financial accounting and reporting standards. Tax Fees include fees for tax compliance and tax planning and tax advice services. Tax compliance involves the preparation of original and amended tax returns, claims for refund and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from taxing authorities. None of the foregoing fees were paid for services, the sole business purpose of which was tax avoidance, or the tax treatment of which would not be supported by the Internal Revenue Code and related regulations.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP.  The affirmative vote of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting will be required for such ratification.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has developed policies and procedures concerning its pre-approval of the performance of audit and non-audit services for the Company by Ernst & Young LLP. At its annual January planning meeting, the Audit Committee gives its prior approval and establishes annual fee limits for the following categories of services that it desires the independent registered public accounting firm to undertake: audit services, audit-related services, tax compliance services and tax planning and tax advice services. Further, particular subcategories of audit-related services, tax compliance services and tax planning and tax advice services, by type of activity, are identified and annual fee estimates specified for each activity. Subcategories of service and annual fee limits may also be specified for subcategories of audit services if desired by the Committee. To the extent that the limits established for any of these categories or subcategories of service are not sufficient, the Audit Committee reviews and approves additional services as necessary or appropriate in advance of the service being provided. All other non-audit services must be pre-approved on an individual engagement basis. If there is any question as to whether a proposed service has been pre-approved, Management and the independent registered public accounting firm together must contact the Audit Committee to obtain clarification or, if necessary, pre-approval.

All of the audit services, audit-related services, tax compliance services and tax planning and tax advice services provided to the Company by Ernst & Young LLP during the year ended December 31, 2006 were pre-approved by the Audit Committee.

Where specific Audit Committee approval of services is required, for services with a cost of less than $25,000, the Chair of the Audit Committee may pre-approve the engagement subject to a presentation to the full Audit

Committee at its next regularly scheduled meeting. For such services with a cost exceeding $25,000, the full Audit Committee is required to pre-approve the services in advance of the activity.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities this past year, the Committee reviewed the audited financial statements with Management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards Nos. 89 and 90). In addition, the Committee has discussed with the independent registered public accounting firm such firm’s independence from Management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of non-audit services with such firm’s independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Committee met with such firm, with and without Management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during the year ended December 31, 2006.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Submitted by the Audit Committee

Sharon M. Oster, Audit Committee Chair
Thomas J. DeRosa, Audit Committee Member
R. Scott Trumbull, Audit Committee Member

VOTING PROCEDURES

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting and will be included in vote totals. Accordingly, abstentions will have the same effect as negative votes. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power for the other proposal and has not received instructions from the beneficial owner. Broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but will not be counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority. Brokers do not have discretionary authority with respect to the proposed increase in the number of authorized shares of preferred stock (Proposal 3).

OTHER MATTERS

Management is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with a notice sent to stockholders who share a single address, we are sending only one Annual Report and one Notice of Meeting and Proxy Statement to that address unless we receive contrary instructions from any stockholder at that address. This procedure, known as “householding,” is designed to reduce printing costs, mailing costs and fees.

Stockholders residing at such an address who wish to receive separate copies of the Annual Report or Proxy Statement in the future and stockholders who are receiving multiple copies of these materials now and wish to receive just one set of materials in the future, should write to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475 or call (419) 247-2800 to request a change. The Annual Report and Proxy Statement are also available on the Company’s Web site at www.hcreit.com.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2008 ANNUAL MEETING

The Board of Directors requests that any stockholder proposals intended for inclusion in the Company’s proxy materials for the 2008 Annual Meeting be submitted to Erin C. Ibele, Senior Vice President-Administration and Corporate Secretary of the Company, in writing no later than November 27, 2007. Unless the Company has been given written notice by February 14, 2008 of a stockholder proposal to be presented at the 2008 Annual Meeting other than by means of inclusion in the Company’s proxy materials for the Meeting, persons named in the proxies solicited by the Board of Directors for the Meeting may use their discretionary voting authority to vote against the proposal.

BY THE ORDER OF THE BOARD OF DIRECTORS

Erin C. Ibele
Senior Vice President-Administration and
Corporate Secretary

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE FOLLOWING.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Approval of an amendment to the Company’s Second Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock from 25,000,000 to 50,000,000.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate or partnership proxies should be signed by an authorized person with the person’s title indicated.

Dated:	, 2007

Signature

Signature if Held Jointly

▲  FOLD AND DETACH HERE  ▲

PROXY
PROXY FOR PREFERRED STOCK
HEALTH CARE REIT, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints George L. Chapman and William C. Ballard, Jr., and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of preferred stock, $1.00 par value per share, of Health Care REIT, Inc. (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on Thursday, May 3, 2007, or any adjournments thereof.
YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE
TAKING OF A VOTE ON THE MATTERS HEREIN.
     Returned proxy cards will be voted: (1) as specified on the matters listed; (2) in accordance with the Directors’ recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.
(Over)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE FOLLOWING.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of four Directors for a term of three years:
01 Raymond W. Braun, 02 Thomas J. DeRosa, 03 Jeffrey H. Donahue, and 04 Fred S. Klipsch.

FOR ALL	WITHHOLD FOR ALL
☐	☐
To withhold authority to vote for any individual nominee,
please write the person’s name in the following space:

2.	Approval of an amendment to the Company’s Second Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 125,000,000 to 225,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Approval of an amendment to the Company’s Second Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock from 25,000,000 to 50,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Ratification of the appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the fiscal year 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	With discretionary authority on any other business that may properly come before the meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.
Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate or partnership proxies should be signed by an authorized person with the person’s title indicated.

Dated:	, 2007

Signature

Signature if Held Jointly

▲   FOLD AND DETACH HERE   ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/hcn Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

PROXY
PROXY FOR COMMON STOCK
HEALTH CARE REIT, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints George L. Chapman and William C. Ballard, Jr., and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $1.00 par value per share, of Health Care REIT, Inc. (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on Thursday, May 3, 2007, or any adjournments thereof.
YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE
TAKING OF A VOTE ON THE MATTERS HEREIN.
     Returned proxy cards will be voted: (1) as specified on the matters listed; (2) in accordance with the Directors’ recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.
(Over)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲   FOLD AND DETACH HERE   ▲
You can now access your HEALTH CARE REIT, INC. account online.
Access your Health Care REIT, Inc. stockholder account online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for Health Care REIT, Inc., now makes it easy and convenient to get current information on your stockholder account.

•	View account status

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